                                                                    Exhibit 14.1





                                                       The Acorn Family of Funds
                                                                 Traditional IRA
                                                                         SEP-IRA
                                                                        Roth IRA
                                                                   Education IRA



                                   IRA plan
                                                                            1998


                       [PICTURE OF ACORNS APPEARS HERE]



                                        Managed by Wanger Asset Management, L.P.

Dear Investor:


Thank you for your interest in a retirement account with the Acorn Family of Funds.

     We understand how important it is to plan for your future. Starting to invest for your retirement today will give your savings as much time as possible to grow, and will let you take advantage of the power of compounding over the long term.

     Individual Retirement Accounts are smart investments. Why? A Traditional IRA provides the special advantage of tax-deferred compounding. Your investment grows year after year with no annual tax payments on the earnings until you begin to withdraw from your IRA. This means that you can save more with an IRA than with a comparable taxable investment. What's more, all or part of your contribution may be deductible from your current taxes, providing additional tax savings.

     Beginning in 1998, you also have the opportunity to save through two new types of IRAs: the Roth IRA and the Education IRA. The Roth IRA can provide qualified investors a permanent tax exemption, rather than just a tax deferral, on their IRA earnings. An Education IRA offers the benefits of tax-exempt growth of funds used for a minor's future college tuition and expenses.

     Whether you are opening a new retirement account, making an annual IRA contribution, moving an existing IRA from another institution, or rolling over money from an employer-sponsored retirement plan, Acorn can help. This booklet contains important information about Acorn IRAs. Please take a moment to read it carefully. If you have any questions, please call a shareholder services representative at 1-800-962-1585.

     We invite you to squirrel away your acorns for a day when you really need them, and look forward to a long and mutually rewarding relationship with you.

Very truly yours,


/s/ Ralph Wanger


Ralph Wanger
Chief Investment Officer, Wanger Asset Management
Lead Portfolio Manager, Acorn Fund

 . Acorn Investment Trust 227 West Monroe Street Suite 3000 Chicago, Illinois
  60606

       v

Contents

General Information                                  2
Types of Individual Retirement Accounts              3

  . Traditional IRA                                  3
  . Roth IRA                                         5
  . SEP-IRA                                          7
  . SIMPLE-IRA                                       8
  . Education IRA                                    8

IRA Summary                                         10

Moving Funds from Another IRA or Qualified Plan     11

Making Withdrawals from Your Acorn IRA              15

Account Fees                                        15

Individual Retirement Account
Disclosure Statement                                16

Custodial Agreement for a Traditional or SEP-IRA    27

Custodial Agreement for a Roth-IRA                  35

Custodial Agreement for an Educational IRA          42

Acorn Individual Retirement Account Plan
   .General Information

What is an IRA?

"IRA" stands for "Individual Retirement Account". It is a special type of account created by the government to encourage individuals to save for retirement needs. This type of savings is especially important, because many sources of retirement funds that our parents once had at their disposal are not available today. Corporations are not guaranteeing large pensions to loyal employees as they did decades ago. The Social Security system is struggling to support the enormous retiring Baby Boomer population with funds from a smaller working population. With these changing times, we must manage our own savings to ensure a secure and relaxing retirement for ourselves.

Why should I save in an IRA account?

IRA account owners enjoy tax relief in one or more of the following ways: tax deductions, tax-deferred growth, and tax-exempt growth. The specific type of tax relief depends on many factors, including the type of IRA, the account owner's income level, marital status, and whether the account owner and his or her spouse has other qualified retirement plans available through an employer. The guidelines for each IRA are outlined later in this booklet.

All IRAs, however, offer the advantage of tax-deferred compounding. This means that an account owner's earnings grow free of current taxes. The following chart illustrates the effects of tax-deferred compounding of earnings compared to a similar taxable investment. This is a hypothetical example for illustrative purposes only and does not represent the performance of any mutual fund.

Advantages of Tax-Deferred Compounding
-------------------------------------------------------------------------------
[GRAPH APPEARS HERE]

      $29,400
      $35,062

              $86,697
                  $126,005

                          198,360


                                 $361,887

[_] Taxable Investment
[_] Tax-deferred IRA

This chart shows the value of your IRA's tax-deferred advantage. Our example assumes a $2,000 contribution at the beginning of each year for 10, 20, and 30 years, a 31% tax bracket, and a constant earnings rate of 10% annually.

-------------------------------------------------------------------------------


Which type of IRA will offer me the greatest amount of tax relief?

This will depend on many factors specific to each investor. The following section outlines the different types of IRAs available and their respective guidelines.

 .Types of Individual Retirement Accounts


In general, there are five types of IRAs from which to choose:

 . Traditional IRA

 . Roth IRA

 . SEP-IRA

 . SIMPLE-IRA

 . Education IRA

     In some cases, an individual may own more than one type of IRA. Some types of IRAs, however, are not available to all individuals. Please read this section carefully before deciding which IRA is best for you.

Traditional IRA

Anyone of legal age may open or contribute to a Traditional IRA in any year before the year in which the individual reaches age 70 1/2 and in which the individual has earnings from employment or self-employment. Individuals may make contributions for any year until April 15 of the following year.

     The annual contribution limit for a Traditional IRA is the lesser of $2,000 or 100% of compensation (including alimony and separate maintenance payments) for the year. An individual may contribute the maximum amount to an IRA even if the individual, or his or her spouse, participates in an employer-sponsored retirement program or a Keogh plan (although some or all of the IRA contribution may not be tax-deductible, as explained in the following tables).

     Married individuals filing a joint tax return may contribute a total of $4,000. Each spouse may contribute up to $2,000 to an IRA, even if one spouse has less than $2,000 in compensation for the year, provided that the couple's combined compensation is at least $4,000.

The following table shows the extent to which a Traditional IRA contribution for 1997 is tax-deductible.

Adjusted Gross Income (Before IRA Deduction)*
---------------------------------------------    Retirement Plan   Deductibility of a
Joint Filing              Single Filing**        Participation***  $2,000 Contribution
--------------------------------------------------------------------------------------
Under $40,000             Under $25,000          Yes or No         Full
                                                 No                Full
                                                 -------------------------------------
$40,000 - $50,000         $25,000 - $35,000      Yes               Partial
                                                 No                Full
                                                 -------------------------------------
Over $50,000              Over $35,000           Yes               No Deduction

* Adjusted gross income is the amount on line 31 of your 1997 Form 1040, before you deduct your IRA contribution, plus the following amounts that are tax exempt: the proceeds of any US savings bonds that you redeem to pay college expenses, any adoption expenses paid by your employer, and amounts paid to you while working outside the US. If you file Form 1040A, use line 16 instead of line 31. You cannot use Form 1040-EZ if you make deductible IRA contributions.

** Applies to married persons filing separate returns only if they lived apart for the entire year. Married persons filing separate returns and not living apart should consult a tax adviser to determine if any portion of their contribution is deductible.

*** "Yes" refers to either you or your spouse. "No" refers to both you and your spouse. If you don't know your participation status, refer to the pension plan box on your W-2 form.

 . Types of Individual Retirement Accounts, continued


In 1998, the maximum amount of adjusted gross income you can earn if you participate in a retirement plan and still make a fully deductible contribution is $30,000 for a single taxpayer and $50,000 for a married taxpayer filing a joint return. (These limits will be increased by $1,000 in each year from 1999 through 2002.) In addition, if your spouse is a participant in a retirement plan but you are not, you can make a fully deductible contribution provided that your combined adjusted gross income does not exceed $150,000.

     The following table shows the extent to which a Traditional IRA contribution beginning in 1998 is tax-deductible. (All of these dollar limits, except the $150,000-$160,000 limit, are increased by $1,000 for each year from 1999 through 2002.)


Adjusted Gross Income (Before IRA Deduction)   Retirement Plan Participation
----------------------------------------------------------------------------  Deductibility of a
Joint Filing              Single Filing        You            Your Spouse     $2,000 Contribution
-------------------------------------------    --------------------------------------------------
Under $50,000             Under $30,000        Yes or No      Yes or No       Full
-------------------------------------------------------------------------------------------------
$50,000-$60,000           $30,000-$40,000      Yes            Yes or No       Partial
-------------------------------------------------------------------------------------------------
N/A                       Over $40,000         No             N/A             Full
                                               Yes            N/A             No Deduction
-------------------------------------------------------------------------------------------------
$60,000-$150,000          N/A                  No             Yes or No       Full
                                               Yes            Yes or No       No Deduction
-------------------------------------------------------------------------------------------------
$150,000-$160,000         N/A                  No             No              Full
                                               No             Yes             Partial
                                               Yes            Yes or No       No Deduction
-------------------------------------------------------------------------------------------------
Over $160,000             N/A                  No             No              Full
                                               Yes            Yes or No       No Deduction
                                               Yes or No      Yes             No Deduction
-------------------------------------------------------------------------------------------------

     If your IRA contribution is partially deductible, you can calculate the deductible portion of your contribution using the following formula:



1.   Enter the appropriate number from the following table:

                                                                        Enter this number for your:
                                                                        ------------------------------------------------
     If you are                                                         1997 contribution              1998 contribution
------------------------------------------------------------------------------------------------------------------------
     Single                                                             $35,000                        $ 40,000
     Married and participating in a retirement plan                      50,000                        $ 60,000
     Married and your spouse participates in a plan (but you don't)      50,000                        $160,000

                                                                        $ ___________

2.   Subtract your adjusted gross income:                              .$ ___________

                                                                      = $ ___________

3.   Divide by 5 to get your deductible amount                    + 5 = $ ___________

4. If the deductible amount is not a multiple of $10, you can round to the next highest $10. If it is $1-199, you can deduct $200.

If you and your spouse are both participants in retirement plans, you can simply double the amount from this formula to determine your total deductible amount. However, if only one of you is a retirement plan participant, you may have to apply the formula separately to each of you, because the number inserted in step 1 will be different for each of you.

 .Example: Assume that in 1998 you and your spouse have a combined adjusted gross income of $57,225, and that you each contribute $2,000 to a Traditional IRA.
Also assume that you are a participant in a retirement plan sponsored by your employer, but your spouse is not. Since you are a participant, you would insert $60,000 in the first line of the formula, and your deductible contribution would be:


Step 1 amount:                        $  60,000

Minus adjusted gross income:         -$  57,225

Difference:                          =$   2,775

Divided by 5:                        =$     555

Rounded to next highest $10:          $     560

     Thus, the deductible portion of your $2,000 contribution is $560. However, since your spouse is not a participant in a retirement plan (even though you are), and your adjusted gross income is less than $150,000, your spouse is entitled to deduct the full amount of his or her $2,000 contribution. Thus your total combined deductible contribution is $2,560.

     You may contribute only the deductible portion of your contribution or, if you wish, you may contribute up to the $2,000 annual limit to a Traditional IRA, with the excess amount being non-deductible. If you make a non-deductible contribution, you must file Form 8606 with your tax return. In addition, beginning in 1998 you may also have the option of making a non-deductible contribution to a Roth IRA (see below), regardless of whether your contribution to a Traditional IRA is deductible.

 .Important: A Traditional IRA owner must pay a 10% penalty if he or she withdraws money from the IRA before reaching age 59 1/2 (subject to exceptions if the IRA owner is disabled, spends the distribution on certain medical, educational, or home purchase expenses, or has separated from service and is at least age 55).

Roth IRA

Beginning in 1998, an individual may contribute to a new type of IRA, called a Roth IRA. Contributions to a Roth IRA are always non-deductible. However, if one leaves money in the Roth IRA for at least five years, any amount that is withdrawn, including the income earned by the IRA, is completely tax exempt provided that the IRA owner:

 . has reached age 59 1/2,
 . has become permanently disabled, or
 . uses the withdrawal for a qualified first-time home purchase (subject to a $10,000 lifetime limit).

This is uniquely different from a Traditional IRA, which only defers taxes until distribution. Amounts paid to a beneficiary after the death of a Roth IRA owner are also tax exempt, as long as the money remained in the Roth IRA for at least five years. If the withdrawn amount does not satisfy the five-year investment period requirement, the earnings portion of the withdrawal is taxed, as with a Traditional IRA. In general, you can qualify for a tax-free withdrawal from any Roth IRA five years after your first contribution to a Roth IRA. For example, if you make a Roth IRA contribution in 1998, you (or your beneficiary) will become potentially eligible to make a tax-free withdrawal beginning in 2003. The withdrawal can be made from any Roth IRA (even one that you opened after 1998), provided that the withdrawal is after you reach age 59 1/2 or satisfies one of the other requirements listed above. However, if you convert or roll over a Traditional IRA to a Roth IRA, a separate five-year requirement applies to the converted or rolled over IRA.

 .Types of Individual Retirement Accounts, continued


     The maximum allowable contribution to a Roth IRA depends on the IRA owner's marital status and income level. For a single person with an adjusted gross income of not more than $95,000, the maximum contribution in any year is $2,000. Single persons with adjusted gross incomes between $95,000 and $110,000 may only contribute a portion of $2,000, however. If you fall into this category, use the following formula to calculate the portion of $2,000 that is your maximum allowable contribution to a Roth IRA.

  1.  Begin with your adjusted gross income amount
  2.  Subtract $95,000
  3.  Divide the difference by $15,000
  4.  Multiply the result of Step 3 by $2,000.
  5.  Round to the next highest $10.

 .Example: Assume that your adjusted gross income is $102,500. Your maximum allowable contribution would be:

  1.  Adjusted gross income            = $102,500
  2.  $102,500 - $95,000               = $  7,500
  3.  $7,500 (divided by) $15,000      = .5
  4.  .5 X $2,000                      = $1,000 =
     maximum allowable contribution to a Roth IRA

     A married couple filing a joint tax return can contribute up to a total of $4,000 if the couple's adjusted gross income is not more than $150,000. If the couple's adjusted gross income is between $150,000 and $160,000, the couple can make a partial contribution. If you and your spouse fall into this category, use the following formula to calculate the portion of $4,000 that is your maximum allowable contribution to a Roth IRA.


  1.  Begin with your combined adjusted gross income amount
  2.  Subtract $150,000
  3.  Divide the difference by $10,000
  4.  Multiply the result of Step 3 by $4,000.

You cannot contribute to a Roth IRA if you are single and have income in excess of $110,000, or are married and have income in excess of $160,000. If you are married but file separate returns you can make a partial contribution to a Roth IRA only if your individual adjusted gross income does not exceed $15,000. However, if you and your spouse lived apart for the entire year, you can make the same contribution as a single person.

 .Important: The maximum allowable contribution to a Roth IRA is also reduced by any amount that one contributes to a Traditional IRA in the same year, whether or not the Traditional IRA contribution is deductible. In other words, an investor is allowed to make a total IRA contribution of up to $2,000 in any year ($4,000 for a married couple), which one can divide between Traditional and Roth IRAs, subject to the limits on contributions to Roth IRAs.

 .Important: A Roth IRA owner must pay a 10% penalty on the IRA's earnings if he or she withdraws money from the IRA before reaching age 59 1/2 (subject to exceptions if the Roth IRA owner is permanently disabled, spends the distribution on certain medical, educational, or first-time homebuyer expenses, or has separated from service and is at least age 55).

Is a Roth IRA or a Traditional IRA better?

If you are eligible for a Roth IRA and are not eligible to deduct your contributions to a Traditional IRA, you should almost always choose the Roth IRA. With a Roth IRA, you will always have the opportunity to qualify for a permanent tax exemption of your IRA earnings. Even if you don't qualify for a permanent tax exemption (for example, because you do not leave your money in the Roth IRA for at least five years), you will still enjoy the same benefit of tax-deferred growth that you would have received with a Traditional IRA.

     If you qualify for deductible contributions to a Traditional IRA, the choice is not quite as simple, because the tax deduction for contributions to a Traditional IRA will reduce your current taxes and make it easier to make the contribution. However, if you plan to leave your money in your IRA until retirement, you should still strongly consider choosing a Roth IRA. Over the long term, the permanent tax exemption of your Roth IRA earnings, if you qualify, will probably be worth more in total tax savings than the deduction of your initial contribution.

   If you have a pre-existing Traditional IRA, you may even want to consider converting it into a Roth IRA, if you are eligible. Even though you will have to pay current taxes on the amount that you convert, there are potential long-term tax savings that may make this a worthwhile investment decision, particularly if you do so in 1998. See Moving Funds from Another IRA or Qualified Plan to an Acorn IRA for instructions.

   Of course, Acorn cannot provide you with legal or tax advice, and there may be reasons why, in your specific circumstances, a Traditional IRA is better than a Roth IRA. You should always consult a qualified tax adviser before choosing between different types of IRAs.

Opening a new Acorn Traditional IRA or Roth IRA

Investing in an Acorn IRA gives you the opportunity to save for your retirement using four different mutual funds: Acorn Fund, Acorn International, Acorn USA, and Short Term Income Fund Money Market Portfolio. You may invest all of your IRA contribution in one fund, or you may divide your contributions among the funds as you choose, provided that you satisfy the minimum investment requirements.

   To open a new Acorn Traditional IRA or Roth IRA, complete the Acorn IRA Application. The instructions attached to the IRA Application will guide you in its completion.

   If you are transferring or rolling over an IRA to an Acorn IRA, see Moving Funds from Another IRA or Qualified Plan to an Acorn IRA for instructions.

SEP-IRA

If you have any income from self-employment, an IRA under a Simplified
Employee Pension (SEP-IRA) may be an attractive way to save for your retirement, and may also be a way to offer an important benefit to your employees if you are a small business owner. You may open and contribute to an SEP-IRA as a self-employed individual if you provide any service from which you earn income, even if you have a full-time occupation in which you participate in an employer's retirement plan. If you own a small business as a sole proprietor, a partnership, or a corporation (including a Subchapter S Corporation), you can establish an SEP-IRA for yourself and your eligible employees.

   An SEP-IRA offers the same benefit of tax-deferred compounding that is available with a Traditional IRA, while allowing annual contributions of up to 15% of earned income within the limits imposed by the IRS. In addition to tax-deferred compounding, an SEP-IRA provides full deductibility of each annual contribution from current taxable income. If your business is incorporated, this means that you can deduct SEP-IRA contributions for yourself and any eligible employees as a business expense. If your business is not incorporated, you can
(a) deduct contributions for any eligible employees as a business expense, and
(b) deduct contributions for yourself from your personal income.

   To establish an SEP-IRA, you must complete a simple information form (Form 5305-SEP, available from the IRS) and distribute copies of the form to all eligible employees. Each eligible employee must also open an SEP-IRA, using the IRA Application. The IRS regulations for SEP-IRAs require that all eligible employees (other than union members and non-resident aliens) must be covered; eligible employees are all those who (a) are at least 21 years old, (b) have worked for your business for three of the last five years, and

 .Types of Individual Retirement Accounts, continued


(c) have earned at least $400 in 1997 or 1998 (an amount adjusted periodically for changes in the cost of living). You may establish more liberal requirements to include more of your employees, but you may not impose more restrictive conditions. You must generally contribute the same percentage of earned income (based on W-2 wages) for each eligible employee, but that contribution percentage may vary between 0% and 15% of earned income each year at your discretion. You may be able to contribute a higher percentage for employees (including yourself) who earn more than the Social Security wage base. If your business has other employees, you should consult a qualified tax adviser as to the best contribution formula to use.

     If you are self-employed, a new SEP-IRA for a given year must be established by April 15 of the following year, with each subsequent year's contribution also due by April 15 of the following year. If you are a business owner establishing SEP-IRAs for yourself and your employees, you must open the accounts by the due date of your business's federal tax return for the tax year for which the contribution will be made. In addition to your SEP-IRA, you may also be able to contribute to a Traditional or Roth IRA, but you should consult your tax adviser about the deductibility of your contributions and about the tax consequences of excess contributions to either account.

Opening a new Acorn SEP-IRA

To open a new Acorn SEP-IRA, complete the Acorn IRA Application. The instructions attached to the IRA Application will guide you in its completion.

     If you have employees for whom you are establishing SEP-IRAs, please write a separate check for your contribution for each employee, and each employee must also open an SEP-IRA. You should also complete Form 5305-SEP (available from the IRS), keep the original for your records, and give a copy to each eligible employee. Do not send Form 5305-SEP to Acorn or file it with the IRS.

     If your business has other employees, you may be required to furnish them with certain information to avoid being required to file annual tax returns for the SEP-IRA. Please consult your tax adviser to determine if this applies to you.

     If you are transferring or rolling over an SEP-IRA to an Acorn SEP-IRA, see Moving Funds from Another IRA or Qualified Plan to an Acorn IRA for instructions.

SIMPLE-IRA

A SIMPLE-IRA is a type of individual retirement account that became available for the first time in 1997. A SIMPLE-IRA is very similar to an SEP-IRA in that it is established by an employer for the benefit of employees. The employer contributes pre-tax money directly to the IRA, and each eligible employee can generally elect to have up to $6,000 per year of his or her compensation contributed. The employer must generally make a matching contribution to the IRA equal to the amount that the employee elects to defer, up to a maximum of 3% of compensation, although there are exceptions to this rule. In general, an employer can establish a SIMPLE-IRA in any year in which it has no more than 100 eligible employees and does not maintain any other tax-qualified pension or profit-sharing plan (other than a frozen plan).

     The Acorn IRA Application and Transfer Form cannot be used to open a SIMPLE-IRA. If you are interested in establishing a SIMPLE-IRA with the Acorn Family of Funds, please call a shareholder service representative toll-free at 1-800-962-1585 for the necessary forms.

Education IRA

The Education IRA is a new type of IRA, available for the first time in 1998. This savings vehicle offers the benefits of tax-deferred or tax-exempt growth of funds that are used for a minor's future college tuition and expenses.

     An Education IRA may be opened to pay for future college tuition and expenses for a child, grandchild, niece or nephew, or anyone else who is under the age of 18. The maximum contribution for each beneficiary (i.e., the minor named on the account) is $500 per year, no matter how many different persons contribute to the Education IRA. In addition, the same adjusted gross income limitations that determine eligibility to contribute to a Roth IRA apply to any contributions to an Education IRA (some minor differences apply -- see the Disclosure Statement in this booklet for details). Refer to the same formula used to find your maximum allowable contribution to a Roth IRA on page 6 to help you determine your maximum allowable contribution to an Education IRA.

 .Example: Suppose you are single, have adjusted gross income of $102,500 in 1998, and wish to make a contribution to an Education IRA for your niece. As described in the example under "Roth IRA" on page 6, you would be eligible to contribute .5 X $2,000, or $1,000 to a Roth IRA. To determine your maximum allowable contribution to an Education IRA, you would use the same factor (.5) and multiply it by the maximum limitation for an Education IRA contribution, or $500. Thus, in this example, you would be able to contribute a total of .5 X $500, or $250 to an Education IRA for your niece. Anyone else who met the income requirements could contribute the other $250 to your niece's Education IRA. There is no limit to the number of Education IRAs to which you can contribute for different beneficiaries, so you could also contribute up to $250 to Education IRAs for your nephew, child, or any other beneficiary.

     Contributions to Education IRAs are not tax-deductible. However, any amount that a beneficiary withdraws from his or her Education IRA to pay for qualified education expenses before the beneficiary reaches the age of 30 is completely tax exempt, including earnings. If the beneficiary uses a withdrawal from an Education IRA for anything other than to pay for education expenses, the earnings portion is subject to tax and may also be subject to a 10% penalty tax, unless the beneficiary has died, become disabled, or received a scholarship which makes use of the Education IRA unnecessary. The beneficiary must withdraw the balance in his or her Education IRA upon reaching the age of 30. Amounts that are not used by the initial beneficiary for a college education can be rolled over to an Education IRA for other members of his or her family.

 .Important: The 1997 Tax Act also created other tax incentives for saving for higher education, some of which may be incompatible with the use of an Education IRA. The Act authorized states to maintain "qualified tuition programs," under which one can contribute to a state-run program and purchase tuition credits in advance. If one makes contributions to both a state-run qualified tuition program and an Education IRA in the same year for the same beneficiary, a 6% penalty tax may apply.

Opening a new Acorn Education IRA

To open an Acorn Education IRA, complete the separate Education IRA Application. Since the beneficiary of an Education IRA must be under 18 years of age (by definition, a minor), a contributor to the IRA must name himself/herself or another adult as custodian for the beneficiary under a Uniform Gift to Minors or Uniform Transfer to Minors Act.

 .IRA Summary


Type of IRA        Who May Contribute            Tax Benefit                      Maximum Contribution
--------------------------------------------------------------------------------------------------------------
Traditional IRA    Anyone with earned income     Tax deduction for                The lesser of $2,000 or
                                                 qualifying investors             100% of earned income

                                                 Tax-deferred growth              ($4,000 for married couples
                                                 of earnings                      filing jointly)

--------------------------------------------------------------------------------------------------------------
Roth IRA           Singles with income           Permanent tax exemption          Up to $2,000 ($4,000 for
                   less than $110,000            of earnings for qualified        married couples), depending
                                                 distributions                    on income level. (See Roth
                                                                                  IRA section for details.)

                   Married couples with income   Tax-deferred growth of earnings
                   less than $160,000            in any case

--------------------------------------------------------------------------------------------------------------
SEP-IRA            Self-employed individuals,    Tax-deferred growth              Up to the lessor of 15%
                   small business owners         of earnings                      of earned income or $24,000

                                                 Tax deduction

--------------------------------------------------------------------------------------------------------------
SIMPLE-IRA         Small business owners         Pre-tax contributions;           Up to $6,000 of employee's
                   (100 employees)               tax-deferred earnings            compensation; employer matches
                                                                                  up to 3% of compensation

--------------------------------------------------------------------------------------------------------------
Education IRA      Singles with income           Permanent tax exemption          Up to $500 per minor
                   less than $110,000            of earnings used for college     beneficiary depending on
                                                 tuition and expenses             income level of donor.
                   Married couples with income                                    (See Education IRA section
                   less than $160,000            Tax-deferred earnings if         for details.)
                                                 not used for education
                                                 expenses

 .Moving Funds from Another IRA or Qualified Plan


You may move funds from other IRA custodians or qualified plans to an Acorn IRA in three ways:

 . direct transfer (custodian-to-custodian or trustee-to-trustee),

 . 60-day rollover of a distribution you have received from a qualified plan or money you have withdrawn from another IRA, or

 . direct rollover of a distribution from your employer's qualified retirement plan.

Direct Transfer

The Acorn Family of Funds can arrange a direct transfer of assets from your current IRA custodian or trustee to a new or existing IRA with Acorn. With a direct transfer, you do not physically receive the account proceeds during the transfer process. Your money goes directly from your old IRA custodian to the Acorn funds. You may make direct transfers between IRAs as often as you choose.

     To make a direct transfer from your current IRA custodian or trustee into a new Acorn IRA, complete both the Transfer Form (checking the box for a new Acorn
IRA) and the IRA Application (checking the box for a Direct Transfer of an Existing IRA). If the money you are transferring will be invested in an existing Acorn IRA, you must complete only the Transfer Form.

     The Transfer Form tells Acorn about the IRA assets you are transferring and provides information about your current custodian. You should find this information on your most recent account statement. Complete the instructions authorizing your current custodian to transfer your account to the Acorn Family of Funds and sign the Transfer Form. Please check with your present custodian to determine whether you will need to obtain a signature guarantee.

     Send the completed IRA Application (for a new account) and Transfer Form to State Street Bank in the envelope provided with your Acorn IRA investment kit, or to the address shown on the IRA Application. Upon receipt of these forms, Acorn will contact your present custodian and arrange for the direct transfer of assets.

60-day Rollover from an IRA

If you physically receive money that was held in your IRA with another custodian, you must deposit the money into another IRA within 60 days to avoid paying income tax. This is called an IRA Rollover. If you do not roll over the funds within the 60-day time limit, you will have to pay income tax on the amount you have received, as well as possible penalties if you are under the age of 59 1/2 when you receive the money. You may make only one 60-day rollover per IRA in any twelve-month period.

     To establish an Acorn IRA with money you have physically withdrawn from another IRA, complete the Acorn IRA Application, checking the appropriate box for a 60-day rollover. Be sure to forward your check in time for the funds to be received by State Street Bank no later than 60 days from the date of your original IRA distribution.

Rollovers Between Traditional and Roth IRAs

In general, you can only make tax-free transfers, whether by direct rollover or 60-day rollover, between two IRAs of the same kind -- i.e., only from one Traditional or SEP-IRA to another, or from one Roth IRA to another. However, you can transfer or roll over money from a Traditional IRA to a Roth IRA, provided that your adjusted gross income for the year (before the transfer) does not exceed $100,000. (The same $100,000 limit applies to both single taxpayers and married taxpayers filing joint returns. Married taxpayers filing single returns are not eligible.)

     When you transfer funds from a Traditional IRA to a Roth IRA, you will have to pay tax on the money that you transfer. However, you will not have to pay the 10% penalty tax that normally applies to distributions from an IRA before the age of 59 1/2. Furthermore, if you leave the money in the Roth IRA for at least five years, any additional income you earn in the Roth IRA may become permanently tax-exempt, as discussed earlier in this booklet. (See Roth IRAsection.)


     There is a special added incentive for transferring money from a Traditional IRA to a Roth IRA during 1998. For transfers in 1998 only, you can spread the tax on the amount that is transferred out of the Traditional IRA over

 .Moving Funds from Another IRA or Qualified Plan, continued


four years. In other words, you will only have to pay tax on one-fourth of the income in each of the years from 1998 through 2001. Beginning in 1999, you will have to pay the entire tax in the year of the transfer. (If you wish to take advantage of this for an existing Acorn Traditional IRA, you don't need a Transfer Form. Just complete a new IRA Application, checking the box for Conversion of an Existing IRA, and fill in the existing IRA account number and the amount you wish to convert.)

Rollover from an Employer-Sponsored Qualified Plan to an Acorn IRA

Participants in employer-sponsored qualified retirement plans who are eligible for a distribution from the plan because of a job change, a lay-off, disability, retirement, or termination of the plan, must decide what to do with their retirement plan money before receiving the distribution. Some participants are eligible to leave their money in their current plan. If a participant is not eligible or does not choose to leave his or her money in the current plan, he or she has two main alternatives:

 . take the distribution now -- subject to the applicable taxes and penalties, or

 . roll over the amount distributed and keep the money working as a tax-deferred investment.

     If the plan participant chooses the first alternative -- to take the distribution now -- his or her employer must withhold 20% of the distribution for federal income taxes, even if the participant is planning to make a 60-day rollover. Therefore, the participant will only receive 80% of the full amount to be distributed. The participant may also be responsible for

 . additional federal income tax (depending on his or her tax bracket),

 . a penalty tax of 10% for an early withdrawal if he or she is not yet 59 1/2 (subject to exceptions if the participant is disabled, spends the distribution on certain qualified medical expenses or health insurance, or had separated from service and is at least age 55), and

 . state and local income taxes (depending on the state of residence).

If the participant chooses the second alternative -- to reinvest the amount distributed -- however, he or she must also choose between the following:

 . use a direct rollover to invest the money in a Rollover IRA,

 . use a 60-day rollover to invest the money in a Rollover IRA, or

 . roll over the distribution into a qualified plan sponsored by a new employer (if the new plan accepts rollovers).

Important: A Rollover IRA is classified as a Traditional IRA. You cannot roll over funds from an employer-sponsored plan to a Roth IRA. However, under current law, you can roll over funds to a Rollover IRA and then convert the Rollover IRA into a Roth IRA, if you are otherwise eligible to convert a Traditional IRA into a Roth IRA.

Direct Rollover

If you choose to reinvest your qualified money in a Rollover IRA, a direct rollover is usually better than a 60-day rollover. With a direct rollover, you never physically receive the distribution (it is sent directly from the plan to the new IRA custodian, or the plan gives you a check made payable to the new IRA custodian). Because a direct rollover is not treated as a distribution to you, your employer is not required to withhold the 20% tax.

     To establish an Acorn IRA via a direct rollover, complete the enclosed IRA Application, checking the box for a Rollover IRA from an employer-sponsored plan. Also, check the appropriate box to indicate whether you are enclosing a check made payable to State Street Bank and Trust (SSB&T) or whether your employer will be sending a check directly to SSB&T. If your plan administrator gives you a check made payable to SSB&T, send that check along with the completed application in the envelope provided with this investment kit, or to the address on the application. If your plan administrator plans to send a check directly to SSB&T, send the completed application without the check. We will open the account and have it ready to accept your distribution check. Some plan administrators require your new Acorn Rollover IRA account number before they will send the check to Acorn. Call a shareholder services representative toll-free at 1-800-922-6769 to obtain this information.

60-Day Rollover from a Qualified Plan

If you have already physically received a distribution from your qualified plan, your employer has already withheld 20% of your total distribution for taxes. However, you can still make a 60-day rollover.

     With a 60-day rollover, you will avoid income tax and possible penalties on the amount you deposit in your IRA, up to the entire amount of your distribution (before deduction of the 20% for income tax withholding). You may also choose to roll over part of your distribution and keep part, paying income tax and any applicable penalties on the part you keep. If you roll over only the amount of your distribution check (the 80% that was left after the 20% income tax withholding), you will be treated as having kept the 20%, which will be subject to income taxes and any applicable penalties. You can avoid taxes and penalties entirely when you make the 60-day rollover by adding back (from your personal funds) the 20% amount that was withheld for tax. The 20% that was withheld is treated like any other withheld income tax. That is, you will receive a refund if the sum of the total amount of tax withheld from you (including regular paycheck withholding as well as the 20% withheld from your distribution) and the estimated income tax payments you make exceeds your tax liability when you file your return.

     If you receive a distribution of property (such as shares of stock) from your employer-sponsored plan, you can make a 60-day rollover by selling the property and depositing the sale proceeds into a Rollover IRA within the 60-day period. If you had borrowed against your account in the plan from which you receive the distribution, the taxable amount of your distribution may be more than the amount of cash you receive because it will include the unpaid loan balance. In this case, you can avoid paying tax on the unpaid loan balance by using other personal funds to complete the rollover, in the same way you can make up the 20% tax withholding.

Rollover from a Tax-Sheltered Annuity

Some tax-exempt or government employers sponsor "tax-sheltered annuities," also called "403(b) plans" for their employees. You may also transfer lump sum distributions from a tax-sheltered annuity to a Rollover IRA, either by direct rollover or 60-day rollover, under the same rules described above. You should not mix funds from a qualified plan and a tax-sheltered annuity in the same Rollover IRA.

 . Moving Funds from Another IRA or Qualified Plan, continued

The following chart summarizes the key features of each alternative for reinvesting a distribution from an employer's plan, and may help you decide how to keep your money working for your retirement.

                      Rollover IRA                          New Employer's Plan
-------------------------------------------------------------------------------------------------------------------
Tax Considerations    . avoids current taxes                . avoids current taxes

                      . money grows tax-deferred            . money grows tax-deferred (but you may
                                                              have to wait to transfer money into plan)

-------------------------------------------------------------------------------------------------------------------
Investment Options    . a range of investment choices       . options vary among plans

-------------------------------------------------------------------------------------------------------------------
Withdrawal Options    . can take all or part of your        . choices vary from plan to plan; check with
                        money out at any time                 your new employer

                      . earnings taxed when withdrawn;      . earnings taxed when withdrawn; 10%
                        10% penalty applies if younger        penalty applies if younger than 59 1/2
                        than 59 1/2, unless disabled or       or separated from service before age 55
                        for certain health, education         unless disabled or for certain
                        or home purchase expenses             medical expenses

                      . no mandatory 20% withholding for    . 20% withholding for federal income taxes
                        federal income taxes on               if withdrawal of eligible rollover
                        withdrawals                           distributions not rolled over into another plan

-------------------------------------------------------------------------------------------------------------------
Other Features        . very easy to set up                 . can add future contributions to your plan

                      . can switch between your             . enables you to consolidate your retirement
                        Acorn investments tax-free as         plan money
                        your needs and the market changes

                      . offers you easy access to            . may be able to borrow from your account
                        your investments

                      . borrowing not permitted

 . Important: If you invest the distribution from your employer-sponsored plan into the same IRA that contains Traditional IRA (annual contributions) money, you forfeit the right to reinvest your plan distribution into another employer's qualified plan in the future. Because combining Traditional IRA and Rollover IRA funds may also have tax implications when you begin withdrawals from your IRA, you should consult your tax adviser before deciding to commingle your plan distribution with your Traditional IRA investments.

 .Making Withdrawals from Your Acorn IRA

You must begin withdrawing money from your IRA (other than a Roth IRA) by April 1 of the year after the year in which you reach age 70 1/2. You may start to withdraw funds from your account without penalty when you reach age 59 1/2 or if you are disabled or meet certain other conditions. Any withdrawals you make before you reach age 59 1/2, unless you are disabled or meet certain other IRS qualifications, are subject to tax penalties. You must complete an Acorn IRA Withdrawal Request form to make a withdrawal from your IRA or to establish a regular withdrawal plan. To obtain this form, or if you have any questions about making a withdrawal from your IRA, call an Acorn shareholder services representative toll-free at 1-800-962-1585. (As noted earlier, different rules apply to withdrawals from an Education IRA.)


 .Account Fees

State Street Bank & Trust (SSB&T), as Custodian for the Acorn IRA plan, charges the following fees for an Acorn IRA:


--------------------------------------------------------------------------------
Initial set-up fee:            $5.00 per fund
--------------------------------------------------------------------------------
Annual maintenance fee:        $10.00 per fund
--------------------------------------------------------------------------------
Disbursement fee:              $10.00 per withdrawal
                               (except for automatic installment payments)

     SSB&T will deduct the $5.00 set-up fee from your initial IRA contribution. To maximize the contribution that goes to work for you, add $5.00 for each fund in which your initial contribution will be invested to your contribution check (or send a separate check for the set-up fee). SSB&T will also withdraw the annual maintenance fee from your account unless you send a check for that fee when you receive Acorn's annual fee statement each November. If the disbursement fee applies, SSB&T will deduct the $10.00 from each withdrawal.

Minimum Investments
To open an IRA
(excluding Education IRAs)                      $1,000
To open an Education IRA                        $  500
To add to an IRA                                $  100

     Making an active and worry-free retirement possible means taking the time now to plan for your financial future. We hope that this booklet has been helpful and that you will make an Acorn IRA part of your retirement plan.

Acorn Investment Trust
 .Individual Retirement Account Disclosure Statement

We are required to give you this Disclosure Statement for the purpose of assuring that you are informed and understand the nature of an Individual Retirement Account ("IRA"). This disclosure statement explains the rules governing IRAs.

Your Right to Revoke this IRA. You may revoke this IRA at any time within seven days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. If you did not receive the Disclosure Statement until a later date, your notice of revocation should state the date on which the Disclosure Statement was received. To revoke the IRA, you must either mail or deliver a notice of revocation to the following address:

   State Street Bank and Trust Company
   Attention: Acorn Family of Funds
   P.O. Box 8502
   Boston, MA 02266-8502

     If a notice of revocation is mailed, it will be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed.

I. Types of IRAs; Eligibility

In General. An IRA is a trust or custodial account established in the United States for the exclusive benefit of an individual and his or her beneficiaries and which, under Section 408(a) of the Internal Revenue Code, meets the following requirements: annual contributions are limited as described below; the trustee or custodian is a bank or other approved financial institution; no part of the IRA can be invested in life insurance contracts; the individualOs interest in the IRA is nonforfeitable; the IRA's assets cannot be commingled with other property except for certain permitted common funds; and minimum distributions are required as described below. There are several types of IRAs, as follows: (1) a "Traditional IRA" to which you may make contributions for yourself or for your spouse, which may be partially or fully tax-deductible, as described below; (2) beginning in 1998, a "Roth IRA" to which you may also make nondeductible annual contributions, and the distributions from which may be excludible from your taxable income; (3) a "Rollover IRA" which you can establish to receive assets from a qualified plan, annuity or another IRA; (4) an "SEP-IRA" (which is also known as a Simplified Employee Pension) which your employer can establish for you; (5) a "SIMPLE-IRA" (also known as a Salary Incentive Match Plan IRA) which an employer can use for a salary reduction plan; and (6) beginning in 1998, an "Education IRA" which can allow you to make contributions for the benefit of children under the age of 18 to be used for their college education. The following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them.

A. Traditional IRAs. You may contribute up to the lesser of $2,000 or 100% of your compensation if you have not reached age 70 1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution that is deductible for federal income tax purposes may be limited. Compensation includes wages, salary, commissions, bonuses, tips, etc., and also includes taxable alimony or separate maintenance payments. Compensation does not include income from interest, dividends or other earnings or profits from property, or amounts not includible in your gross income.

     Your spouse may also establish and contribute to an IRA, even if he or she has less than $2,000 in compensation for the year, provided that you and your spouse file a joint income tax return for the year. Under such an arrangement, you and your spouse may qualify for a total deduction equal to the lesser of $4,000 or 100% of your combined compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $2,000 annually into either one. While you cannot contribute to your IRA in the taxable year in which you reach 70 1/2, you can still contribute to your spouseOs IRA if he or she has not reached 70 1/2. A spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

B. Roth IRAs. In general, the same limits that apply to contributions to Traditional IRAs also apply to Roth IRAs, with the fol-lowing differences. First, Roth IRAs are only available beginning in 1998, so a contribution cannot be made to a Roth IRA that relates to 1997, even if it is made before April 15, 1998. Second, you can make a contribution to a Roth IRA even after you have attained the age of 70 1/2. Third, only taxpayers whose adjusted gross income is below certain levels are eligible to contribute to a Roth IRA. A single taxpayer can make a full $2,000 contribution in a year if his adjusted gross income is not more than $95,000. Married taxpayers who file a joint return can make a full $4,000 contribution if their combined adjusted gross income is not more than $150,000. Partial contributions are permitted for a single taxpayer whose adjusted gross income is between $95,000 and $110,000, or for married taxpayers who file a joint return and whose adjusted gross income is between $150,000 and $160,000. A married taxpayer who files an individual return can make a partial contribution if his/her adjusted taxable income is less than $15,000. These partial contributions are calculated in the same manner as the limitation on the deductibility of contributions to a Traditional IRA, including the adjustments to adjusted gross income, as described under Contributions--Deductible Contributions on page 20.

     A single $2,000 limit ($4,000 for married taxpayers filing joint returns) applies to contributions to both Traditional IRAs and Roth IRAs. Thus, a single taxpayer who is otherwise eligible to contribute to both a Traditional IRA and a Roth IRA can contribute a total of $2,000, which he or she can divide between the Traditional and the Roth IRA in any manner. A married couple filing a joint return can similarly divide their maximum $4,000 total contribution between Traditional and Roth IRAs. These rules apply regardless of whether the contributions to the Traditional IRA are deductible.

C. Rollover IRAs. All or a portion of certain distributions from qualified retirement plans, annuities and other IRAs may be "rolled over" tax-free without regard to the limits on annual contributions to an IRA, but no deduction is allowed with respect to such a contribution. There are three basic types of rollovers: rollovers from a qualified pension or profit-sharing plan, rollovers from another IRA, and rollovers from a tax-sheltered annuity. All distributions must be rolled over within 60 days after you receive the distribution to receive tax-free treatment.

From a Qualified Plan. In general, you may roll over to a Traditional IRA any portion of a distribution that you receive from a qualified employer-sponsored pension or profit-sharing plan (including a 401(k) plan), except that you cannot roll over (1) one of a series of substantially equal periodic payments (such as an annuity), (2) a minimum distribution required to be made after you reach the age of 70 1/2, or (3) the portion of a distribution that represents the return of your own after-tax contributions. If you receive a distribution of property rather than cash, you can sell the property and roll over the sale proceeds, as long as you complete the rollover within 60 days from the original date of distribution.

     If you make a rollover from a qualified employer plan to an IRA, you may in turn, under certain circumstances, make a rollover from the IRA into the qualified plan of a subsequent employer. To preserve that right, however, you must keep the rollover IRA separate from any other IRA you may have, since you cannot make a rollover to an employer plan from an IRA to which you have made yearly contributions. (A law now pending in Congress would prevent you from rolling over a hardship distribution from a 401(k) plan.)

     Instead of receiving a distribution from a qualified plan and rolling it over, you may also direct the trustee or custodian of any qualified retirement plan to transfer a distribution from the plan directly to an IRA. If a distribution from a plan can be rolled over, the plan is required by law to transfer the distribution directly to an IRA, or another employer's plan, if you so direct. If you do not direct the distribution to be transferred directly to an IRA or another plan, the plan making the distribution will be required to withhold 20% of the distribution for the payment of income taxes, even if you subsequently roll over the distribution.

     Rollover amounts you receive from a qualified employer plan may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to an IRA. The amount of the death payout rolled over by a spouse into an IRA may not subsequently be rolled over into another employer's qualified plan or annuity. Beneficiaries other than a spouse are not allowed to roll over distributions they receive after your death.

     Money from an employer plan cannot be rolled over into a Roth IRA, but you may be eligible to convert a Rollover IRA into a Roth IRA.

 .IRA Disclosure Statement, continued

From Another IRA. In general, any distribution or withdrawal that you receive from an IRA can be rolled over into another IRA within 60 days, except that (1) you cannot roll over the minimum distributions you are required to receive after age 70 1/2, (2) you can only make a rollover from one IRA to another once in any twelve-month period, (3) a distribution from a SIMPLE-IRA that is made within the first two years after you first begin to participate in the SIMPLE-IRA can only be rolled over to another SIMPLE-IRA, and (4) special rules apply to rollovers to and from Roth IRAs and Education IRAs as described below. You may also request the trustee or custodian of an IRA to make a direct transfer to the trustee or custodian of another IRA. Such direct transfers are not limited to one per twelve-month period. Unlike the trustees of qualified retirement plans, trustees of IRAs are not legally required to make direct transfers, but most of them do. Your spouse may generally roll over distributions that he or she receives from your IRA after your death, but no beneficiaries other than your spouse may do so.

Tax Sheltered Annuities. Tax-sheltered annuity plans, sometimes called "403(b) plans", are retirement benefits offered by certain governmental and not-for-profit employers, such as schools and hospitals. If you receive a distribution from a tax-sheltered annuity plan other than in the form of an annuity, it may generally be rolled over into an IRA under rules similar to those that apply to distributions from qualified employer plans, as described above. As with a rollover distribution from an employer plan, you should keep a rollover from a tax-sheltered annuity plan in a separate IRA account and not make any other contributions to it (including rollovers from other types of plans) if you wish to preserve the right to roll it over to another tax-sheltered annuity plan in the future. Distributions from other types of governmental retirement plans may or may not be eligible for a rollover depending on whether the employer has chosen to comply with IRS guidelines. Distributions from voluntary deferred compensation plans maintained by government and not-for-profit employers, sometimes known as "Section 457 plans", are not eligible for a rollover to an IRA.

Rollovers to and from Roth IRAs. The rules described above generally apply to rollovers to any type of IRA other than a Roth IRA, regardless of whether it was originally established as a Rollover IRA or as a Traditional IRA, SEP-IRA, or SIMPLE-IRA. Generally speaking, tax-free rollovers to a Roth IRA can only be made from another Roth IRA, and a distribution from a Roth IRA can only be rolled over to another Roth IRA. However, you can roll over a distribution from a Traditional IRA (or any other type of IRA that is not a Roth IRA) to a Roth IRA, provided that your adjusted gross income for the year (determined prior to the rollover) does not exceed $100,000. The same $100,000 limit applies to both single taxpayers and married taxpayers filing joint returns; a married taxpayer who files a separate return cannot roll over a distribution from a non-Roth IRA into a Roth IRA. A rollover from a non-Roth IRA to a Roth IRA is not tax-free; the owner of the non-Roth IRA must include the distribution in taxable income as if it were not rolled over. However, if a rollover is made in 1998, one-fourth of the distribution is included in income in the years 1998 through 2001. After 1998, the entire amount must be included in income in the year received. In addition, rollovers from a non-Roth IRA into a Roth IRA are not subject to the 10% penalty tax described below, and are not taken into account in determining the taxpayer's eligibility to make annual contributions to the Roth IRA.

Education IRAs. Rollovers and direct transfers to and from an Education IRA can only be made to or from another Education IRA. A 60-day rollover can only be made once in every twelve months, as with other 60-day rollovers between IRAs. A rollover from an Education IRA for one beneficiary can be made either to another Education IRA for the same beneficiary, or for a member of the same beneficiary's family. For this purpose, the beneficiary's family includes his or her spouse or ancestors, any lineal descendant of the beneficiary or his or her spouse or parents, or any spouse of such a descendant. At this point it is not clear whether a rollover can be made to an Education IRA for a beneficiary (whether the original beneficiary or a member of his family) who is over the age of 18. However, changing the beneficiary on an Education IRA from the original beneficiary to a member of his or her family is not considered a distribution, and is not subject to the limitation on rollovers.

     Strict requirements must be met to qualify for tax-free rollover treatment. You should consult your personal tax adviser regarding rollovers to and from your IRA.

D. Simplified Employee Pension (SEP-IRAs). An employer may adopt an SEP-IRA and contribute to your SEP-IRA even if you are covered by another retirement plan. The maximum contribution is 15% of your compensation (computed without regard to the contribution) or $24,000 (or such other amount as may be prescribed by the Secretary of the Treasury), whichever is less. The contributions are deductible by the employer and are generally not includible in your income until you receive distributions. You may also be able to elect to have your salary reduced by up to $9,500 for 1997 or $10,000 for 1998 (or such higher amount as is specified from time to time by the Secretary of the Treasury) and to contribute the reduction to your SEP-IRA, but only if prior to 1997 your employer had established a special type of SEP-IRA (called a SAR-SEP) that permitted such elections. SAR-SEPs were replaced in 1997 by SIMPLE-IRAs (discussed below), and new SAR-SEPs are not permitted. To establish an SEP-IRA, your employer must sign an SEP-IRA plan agreement and provide you with a copy of the agreement as well as certain information concerning the rules applicable to such plans. Your employer can satisfy these requirements by using Form 5305-SEP, which is issued by the Internal Revenue Service. If you are self-employed, you may establish an SEP-IRA for your own benefit, but you may also have to cover any other employees you have.

E. Salary Incentive Match Plan (SIMPLE-IRAs). Before 1997, employers with up to 25 eligible employees could allow employees to elect to have a portion of their pay withheld and contributed to a special type of SEP-IRA, called a "salary reduction SEP", or SAR-SEP. SAR-SEPs were abolished in 1997, and a new type of IRA, called a SIMPLE-IRA, has been established instead. Although new SAR-SEPs can no longer be established, SAR-SEPs that were in existence on December 31, 1996, can remain in existence and continue to receive contributions in future years, including contributions for new employees. Employers with up to 100 eligible employees can establish SIMPLE-IRAs. In a SIMPLE-IRA, you can elect to have up to $6,000 of your compensation in any year withheld and deposited into an IRA, and your employer must generally make an additional contribution to match the amount that you have withheld, up to a maximum of 3% of your compensation. The employer may elect to lower the maximum matching contribution to as low as 1% in some years, but may not lower the maximum match in more than two years out of every five. The employer may also elect to make a contribution equal to 2% of compensation for all eligible employees in any year instead of making matching contributions. All employees who have been paid at least $5,000 in two prior years and expect to be paid $5,000 in the current year are eligible to participate (excluding nonresident aliens and union workers whose collective bargaining agreement does not provide for them to participate). SIMPLE-IRAs are otherwise very similar to SEP-IRAs.

     If you wish to establish a SIMPLE-IRA for your employees, you must give all eligible employees notice of their right to elect to defer part of their compensation, and comply with certain other notice requirements. The Acorn IRA Application and Transfer Form cannot be used to establish a SIMPLE-IRA. Call 1-800-962-1585 to request the necessary forms.

F. Education IRAs.

Beginning in 1998, you may establish an Education IRA for any beneficiary who is under the age of 18. The beneficiary does not have to be a member of your family. The maximum amount that can be contributed to an Education IRA by all contributors for any year, up to and including the year in which the beneficiary reaches the age of 18, is $500. After the beneficiary reaches age 18, no more contributions may be made.

     In addition to the $500 per beneficiary limitation, the maximum amount that a donor can contribute to any one Education IRA in any year is limited by the donor's adjusted gross income. These limits are basically the same that apply to contributions to a Roth IRA. Thus, a single donor whose adjusted gross income does not exceed $95,000 can contribute the full $500, and the amount that a single donor can contribute is reduced proportionately until the donor's adjusted gross income reaches $110,000. A married couple filing a joint return can make a full $500 contribution if their adjusted gross income does not exceed $150,000, which is proportionately reduced until their adjusted gross income reaches $160,000. There are two differences between the computation of the limitation on contributions to Roth IRAs and contributions to Education IRAs. First, the definition of adjusted gross income is slightly different. For purposes of contributing to an Education IRA, the only adjustments to adjusted gross income as shown on the donor's tax return is that income which is exempt from tax because it is earned while one lives outside of the United States, or which is derived from certain US territories or Puerto Rico, is counted as part of adjusted gross income. Second, it appears that married taxpayers who file separate returns can contribute to an

 .IRA Disclosure Statement, continued

Education IRA on the same basis as single taxpayers.

     The rules governing Education IRAs are very different from the rules governing other types of IRAs. In reading this Disclosure Statement, you should not assume that any of the general discussion of IRAs applies to Education IRAs unless it is specifically so stated.

II. Contributions

In General. As explained in this part, the amount of your contributions to a Traditional IRA that you can deduct is subject to limits. All contributions and transfers to your Acorn IRA must be in cash. Contributions to your or your spouse's Traditional or Roth IRA may be made up to the due date for filing your tax return for the taxable year (excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated, the custodian will assume that the contribution is intended to apply to the calendar year in which it is received. The time limit for designating the applicable tax year is April
15. Under present law, contributions to an Education IRA must be made by the end of the year.

     Contributions made by an employer to your SEP-IRA or SIMPLE-IRA for a calendar year may be made no later than the due date of your employer's tax return (including extensions). In making an SEP-IRA or SIMPLE-IRA contribution, the tax year to which the contribution relates must also be specified or it will be deemed to relate to the calendar year in which it is received. In an SEP-IRA or SIMPLE-IRA, this designation of the tax year of a contribution must be made by the due date for contributions described above.

Deductible Contributions. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your Traditional IRA contribution up to the lesser of $2,000 or 100% of your compensation for the year. If you are married, you can deduct the full amount of your Traditional IRA contribution provided that neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit-sharing, stock bonus or money purchase plans, 401(k) plans, SEP-IRAs and SIMPLE-IRAs, qualified annuity plans, tax-sheltered annuities and custodial accounts and governmental retirement plans (other than certain plans for reserve members of the armed forces and volunteer firemen, and certain deferred compensation plans commonly known as "Section 457 plans"). In general, you are considered to be an active participant in a plan if an employer contribution or forfeiture was credited to your account during the year in the case of a defined contribution plan or if you have met the minimum age and service requirements, in the case of a defined benefit plan (even if you don't actually accrue a benefit during the year). You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested.

     If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for a Traditional IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount." The applicable dollar amount for 1997 contributions is $25,000 for single people and $45,000 for married couples filing a joint tax return if either spouse is an active participant. For 1998 contributions, the applicable dollar amounts are increased to $30,000 for single people and $50,000 for married couples if the spouse who is making the contribution is an active participant. These applicable dollar amounts are increased by an additional $1,000 for each year from 1999 through 2002. Beginning in 1998, if the spouse making the contribution is not an active participant, but the other spouse is an active participant, the applicable dollar amount for the spouse who is not an active participant is $150,000. For both years, the applicable dollar amount for married individuals who file separate tax returns is $0, unless they live apart for the entire year, in which case the applicable dollar amount is the same as for single individuals.

     If your adjusted gross income exceeds your applicable dollar amount by more than $10,000, you may not deduct any portion of your IRA contribution. However, if it is between $0 and $10,000 more than your applicable dollar amount, you can claim a tax deduction for part of your contribution. To determine the amount of the deduction, follow these steps. First, determine the amount of the contribution you can make. If, for example, you have compensation in excess of $2,000 you could make a $2,000 contribution to your Traditional IRA. Next, subtract the applicable dollar amount from your adjusted gross income. If you are single and your adjusted gross income for 1998 is $35,000, the difference would be $5,000. Next, divide this difference by $10,000. In this example, $5,000/$10,000 equals 50%. Accordingly, the maximum contribution to a Traditional IRA that you can deduct is 50% of $2,000, or $1,000. If the deduction limitation is not a multiple of $10, round the deduction to the next higher $10. If your adjusted gross income does not exceed $40,000 if you are single, $60,000 if you are married and an active participant, or $160,000, if you are married to an active participant, you can deduct $200 regardless of how the computation comes out. (These amounts apply to 1998 contributions. For 1997 contributions, substitute $35,000 for single individuals and $50,000 for married individuals regardless of which spouse is the active participant.) After 1998, increase each limit (other than the $160,000 limit) by $1,000 per year.

     For this purpose, your "adjusted gross income" is the amount shown on the appropriate line of your tax return (line 31 of your 1997 Form 1040 or line 16 of your Form 1040A), before you deduct your Traditional IRA contribution, plus the following amounts that are tax-exempt: the proceeds of any US savings bonds that you cash in to pay college expenses, any adoption expenses paid by your employer, and amounts paid to you while working outside the US. Married persons who file separate returns are treated as unmarried for purposes of these rules if they did not live together at any time during the year.

Nondeductible Contributions. Even though you may not be entitled to claim a deduction for contributions to your Traditional IRA, you are still allowed to make the contributions to the extent described in "types of IRAs" above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a nondeductible contribution. Earnings on these contributions are not taxed until distributed, just like the earnings on deductible contributions. It may therefore be worthwhile making nondeductible contributions.

     You are required to report the amount of your nondeductible contributions on Form 8606 and attach it to your income tax return. You may be liable for a tax penalty of $50 if you fail to file Form 8606, or $100 if you overstate the amount of your nondeductible contributions.

     Contributions to a Roth IRA or Education IRA are not deductible under any circumstances.


III. Investment and Holding of Contributions

Contributions to your IRA, and the earnings thereon, are invested at your election in shares of Acorn Fund, Acorn International or Acorn USA, each a series of Acorn Investment Trust, a no-load mutual fund managed by Wanger Asset Management, L.P., or in Short Term Income Fund, Inc. -- Money Market Portfolio, a no-load money market fund managed by Reich & Tang Asset Management, L.P. Acorn Fund, Acorn International and Acorn USA are collectively called the "Acorn Funds."

     The money market fund is available in a telephone exchange plan with the Acorn Funds. If you elect to use this program, you will be able to exchange investments among any of the Acorn Funds and the money fund. In order to enroll in the exchange plan, indicate your election on the IRA Application. When your exchange plan is established, you can request a prospectus for the money fund and you will then be able to exchange by telephoning State Street Bank and Trust Company. IRA planholders may not use the check-writing redemption privileges offered by the money fund.

     If you wish to add to your IRA plan by putting money into the money fund instead of one of the Acorn funds, please call Acorn for instructions.

     The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in writing delivered to the Custodian. The balance in your IRA represents a separate account which is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

IV. Distributions From Your IRA

Distributions During Your Life. The law permits distributions to be made from an IRA without penalty at any time after you attain age 59 1/2, and requires that distributions commence (except from a Roth IRA) no later than April 1 following the calendar year in which you attain age 70 1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in substantially equal monthly, quarterly or annual payments over your life or the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint and

>IRA Disclosure Statement, continued


last survivor life expectancy of you and your designated beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement called the minimum distribution incidental benefit requirement. In general, this requirement puts a further limit on the maximum payout period. This further limit is based on a table in the income tax regulations, and if this limit applies to you, you should consult your tax adviser to determine your minimum distribution.

     In general, your life expectancy, your surviving spouse's life expectancy after your death, and your and your spouse's joint and last survivor life expectancies will all be recalculated each year based upon your (and your spouse's, if applicable) age attained during that year. However, you can also elect to have your (and your spouse's) life expectancies fixed in the year in which distributions are required to begin, which may be advantageous in some circumstances. On the other hand, if your beneficiary is someone other than your surviving spouse, your and your beneficiary's joint and last survivor life expectancy will ordinarily not be recalculated each year, although you may elect to have it recalculated. Each of the elections described above must be made before the date on which distributions are required to commence, and will be irrevocable after that date. You should consult a qualified tax adviser to determine whether you should make any of these elections.

     If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will purchase an immediate annuity contract from an insurance company you choose with your IRA and your payments will be made under the annuity. You must provide a completed annuity application from the insurance company of your choosing. Any distribution instructions must specify the reason for the distribution. Examples of such reasons are: premature distributions (i.e. distributions before age 59 1/2), rollovers, disability, death, normal (59 1/2 or over), excess contribution returns and other.

Distributions After Your Death. If you die on or after the April 1 following the year in which you reach age 70 1/2, the balance of your IRA (other than a Roth
IRA) must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect before your death.

     If you die before the April 1 following the year in which you reach age
70 1/2, the entire balance of the account (including a Roth IRA) must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. This rule also applies to a Roth IRA, regardless of your age at death. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments from a Traditional IRA don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in either a Traditional or Roth IRA (or the remaining part of such interest, if distribution has already begun) as his or her own IRA subject to the normal IRA distribution requirements. In such a case, your spouse will be considered to be the covered individual under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

Distributions from an Education IRA.

Distributions from an Education IRA are not subject to the rules described above. The entire remaining balance in an Education IRA must be distributed not later than the date on which the beneficiary attains the age of 30, or within 30 days after the death of the beneficiary. However, as described above, such a distribution can be rolled over to an Education IRA for a member of the beneficiary's family.

V. Income and Penalty Taxes

Income Tax Treatment of IRAs. Income tax on deductible IRA contributions and earnings on both deductible and nondeductible IRA contributions are generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to IRAs you maintain, a portion of each distribution you receive from any IRA (whether or not it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution which is considered to be a return of nondeductible contributions (and therefore not taxed) is deter-mined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount which can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made in those years. You must attach Form 8606 to your tax return for any year in which you receive distributions if you have made any nondeductible contributions to an IRA.

     Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans.

Nontaxable Distributions from Roth IRAs.

Unlike most IRAs, "qualified distributions" from a Roth IRA are not subject to tax at all, either on the original contribution or on any accumulated income. In order to be a "qualified distribution", a distribution from a Roth IRA (1) may not be made until after the end of the fifth year beginning with the first year in which either you or your spouse first make a contribution to a Roth IRA, and
(2) must either be made after you attain the age of 59 1/2, after you have become permanently disabled, to your beneficiary after your death, or must be used to pay qualified first time homebuyer expenses, as described in the section on penalty taxes below. The five year requirement is generally satisfied five years after you or your spouse make your first contribution to any Roth IRA, even if it is not the same Roth IRA that you are receiving the distribution from. However, if you make a taxable rollover from a Traditional IRA to a Roth IRA, or convert a Traditional IRA into a Roth IRA, the five year rule applies separately to the amount that you roll over or convert. If you receive distributions from a Roth IRA that are not qualified distributions, such distributions will first be treated as nontaxable returns of your contributions, and the excess will be taxed as ordinary income.

Penalty Tax for Premature Distributions.

Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the IRA before reaching age 59 1/2, a nondeductible 10% penalty will be imposed on the portion of the distribution which is included in your gross income. This penalty is in addition to any income tax you must pay on the distribution itself. If you receive a distribution from a SIMPLE-IRA during the first two years after you begin to participate, the penalty tax is 25% rather than 10%. The penalty does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution which is permitted tax-free (see below). The penalty also will not apply if the distribution is made due to your permanent disability or death; if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary; or if the total amount of distributions you receive during a year do not exceed the sum of the following:
(1) the amount of tax-deductible medical expenses you incur during the year (or the amount that you could deduct if you itemized your deductions); (2) the amount of medical insurance premiums that you pay after you have been receiving unemployment compensation for at least 12 weeks, provided that you don't receive the distribution after you have been re-employed for at least 60 days; (3) the amount that you pay for "qualified higher education expenses" (as defined under Special Rules for Education IRAs on the following page) for you, your spouse, or your children or grandchildren; and (4) "qualified first time homebuyer expenses." A "qualified first time homebuyer expense" is any amount that you pay (including settlement, financing and closing expenses) for the purchase or construction of a principal residence for you, or one of your or your spouse's children, grandchildren, or ancestors, provided that the person whose residence is purchased or built (and his or her spouse) has not owned a principal residence in the past two years. The total amount that you can treat as qualified first-time homebuyer expenses during your lifetime (either for purposes of avoiding tax on a distribution from a Roth IRA or avoiding the 10% penalty on a premature distribution from a Traditional IRA) is $10,000. This lifetime $10,000 limit applies to the person making the IRA withdrawal, not the person who is buying or building the residence. Finally, the penalty does not apply to the extent that the distribution is rolled over to another IRA or (if permitted) qualified plan.

Special Rules for Education IRAs.

Distributions from an Education IRA, including the earnings, are

>IRA Disclosure Statement, continued


not taxable to the extent that the distributions do not exceed the beneficiary's "qualified higher education expenses" in the year of the distribution. Qualified higher education expenses include amounts paid for tuition, fees, books, supplies and equipment required for attendance at an accredited, post-secondary educational institution offering credit toward a bachelor's degree, an associate's degree, a graduate-level or professional degree, or other recognized post-secondary credential. Certain proprietary and post-secondary vocational institutions may also be eligible. A portion of room and board expenses may also be eligible if the beneficiary is enrolled on at least a half-time basis. A beneficiary who has any question as to whether the school that he or she is attending qualifies, or the amount that may qualify for room and board expenses, should contact the scholarship office of the school. Qualified higher education expenses may also include amounts used to purchase tuition credits or certificates under a qualified state tuition program. A beneficiary's "qualified higher education expenses" for a year are reduced by any other scholarships, government tuition assistance programs, or gifts that are used to pay education expenses and are not included in the beneficiary's taxable income.

     If any portion of the amount distributed from an Education IRA is not used to pay qualified higher education expenses (and is not rolled over into another Education IRA), the portion of the distribution that represents earnings of the Education IRA is subject to tax. There is also a 10% penalty tax similar to the one described above for distributions from other types of IRAs before age
59 1/2, on the taxable portion of the distribution. The penalty tax is waived if the distribution is made because of the beneficiary's death or disability. In addition, if the beneficiary receives any of the other types of scholarships or educational assistance described in the preceding paragraph, and therefore does not need the Education IRA for educational expenses, the 10% penalty tax is waived to the extent of such other assistance received during the year. Finally, a beneficiary may waive the right to exclude payments from income even though they are used for qualified higher education expenses (which the beneficiary may wish to do in order to qualify for other types of assistance), in which case the 10% penalty also does not apply.

Penalty Tax for Excess Contributions.

Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person for whose benefit the IRA is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the amount of net earnings.

     Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includible in income; and you will also be subject to the previously mentioned 10% penalty tax on premature distributions if you do not qualify for one of the exceptions. The law provides, however, that if an individual has made a contribution (excluding rollover amounts) to an IRA for a year which does not exceed the maximum deductible limit for the year, all or part of which is an excess contribution for which he did not claim a deduction, and he does not correct the excess contribution before the due date (including extensions) for filing his tax return for the year, he nevertheless may withdraw the excess amount contributed (without the net income attributable thereto) at any time without incurring the 10% penalty tax on premature distributions or being required to include the amount withdrawn in income. The 6% excise tax will be imposed even in this special situation for the year of the excess contribution and each subsequent year until the excess is withdrawn or eliminated.

     The rules discussed above generally apply, with some special rules and exceptions, to Roth IRAs, SEP-IRAs, SIMPLE-IRAs and Education IRAs as well as Traditional IRAs. In the case of an Education IRA, the penalty tax also applies if any amount is contributed to a qualified state tuition program for the same beneficiary in the same year. The law also allows you to withdraw tax-free and without penalty an excess contribution, regardless of the amount, made with respect to a rollover contribution (includ-ing an attempted rollover contribution), if the excess contribution occurred because you reasonably relied on erroneous information required to be supplied by the plan, trust or institution making the distribution that was the subject of the rollover.

     As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions for subsequent years; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is deducted in a later year for which you have not contributed the maximum deductible amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a previous year for which you did not claim a deduction, you may under certain circumstances, taking into account the limits on contributions, be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

Penalty Tax for Under-Distribution.

If after April 1 following the year in which you attain age 70 1/2, the amount distributed from any type of IRA other than a Roth IRA or Education IRA is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The minimum amount required by law to be distributed is generally based on your life expectancy or the joint and survivor life expectancy of you and your beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement, which is called the minimum distribution incidental benefit requirement. In general, this requirement is designed to prevent you from naming a beneficiary who is much younger than yourself in order to extend your payout period. You should consult your tax adviser to determine your minimum distribution. This excise tax may also apply to any type of IRA, including a Roth IRA, if your beneficiary fails to take the minimum required distribution in any year after your death, as described above.

     The Internal Revenue Service may waive the penalty tax for under-distribution if the deficiency was due to reasonable error and reasonable steps are being taken to correct the deficiency.

Prohibited Transactions and Pledging Account Assets. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA (including an Education IRA), the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and the taxable portion will be includible in your gross income for the year. The applicable 10% (or 25%) penalty for premature distributions may also apply if you do not qualify for one of the exceptions. These prohibited transactions generally include any type of financial transaction between the IRA and you or your beneficiary, including borrowing or lending money, buying, selling, or renting property, paying compensation, or a transaction that indirectly benefits you or your beneficiary personally. Prohibited transactions may also involve members of your family, companies in which you have an interest, the sponsoring employer in the case of an SEP-IRA or SIMPLE-IRA, any person who provides services to the IRA, and certain affiliates of such persons. However, prohibited transactions involving persons other than you or your beneficiary result in penalty taxes on the person involved, rather than disqualification of the IRA. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, includible in your gross income. If you have not yet attained age 59 1/2, an additional tax equal to 10% of the amount pledged will be imposed on such funds includible in gross income. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same. Any portion of an IRA used to purchase an endowment contract or collectible is also treated as distributed.

VI. Miscellaneous

Federal Income Tax Withholding. Taxable distributions from an IRA to the covered individual or to a beneficiary are subject to federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10% for lump sum payments, and regular wage withholding rates for annuities or other periodic payments. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested. At present, no withholding is required on Education IRAs.

Federal Estate and Gift Taxes. Generally, your IRA will be included in your estate for federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for pur-

 . IRA Disclosure Statement, continued


poses of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to federal gift tax. The amount that you contribute to an Education IRA for a beneficiary will generally be treated as a gift to that beneficiary when the contribution is made, and no additional gift will occur when distributions are paid to the beneficiary. The balance in an Education IRA will not be included in your or the beneficiary's estate, unless it is distributed to the beneficiary's estate or beneficiary following the beneficiary's death.

Reports to the Internal Revenue Service.

As described above, you are required to attach Form 8606 to your return for any year in which you made nondeductible contributions, or receive distributions after making nondeductible contributions. You are required to file Form 5329 with the IRS if you owe one of the IRA penalty taxes. These are the taxes on excess contributions, premature distributions, prohibited transactions and under-distributions after age 70-1/2, as described above.

Social Security and Self-Employment Taxes. Contributions to a Traditional IRA are not deductible for purposes of the social security (FICA) and self-employment taxes. Contributions to an SEP-IRA by your employer are not subject to social security tax unless you elected to reduce your current compensation to receive the contributions under a SAR-SEP established prior to 1997. The amount that you elect to defer under a SIMPLE-IRA is subject to social security tax, but the contributions made by your employer are not. Contributions to an Education IRA are not subject to social security or self-employment tax.

Financial Information. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

Custodian Fees. State Street Bank and Trust Company as the Custodian of your IRA currently charges an acceptance fee of $5.00 per account, and an annual maintenance fee of $10.00 per account, per fund in which you have an investment. An additional $10.00 fee is charged for each disbursement, other than an automatic installment payout. Note that Spousal IRAs require separate accounts. Each spouse's account is subject to the above fees.

   If you do not add the $5.00 acceptance fee to your initial contribution, it will be deducted from your account. The $10.00 annual maintenance fee will be deducted from your account, unless paid separately when billed in November.

   The Custodian may change any of the above fees from time to time.

IRS Approval Status. Acorn uses prototype Forms 5305-A, 5305-RA, and 5305-EA, which have been promulgated and approved by the Internal Revenue Service, for the establishment of Traditional, Roth and Education IRAs, respectively. The approval of the IRS relates only to forms used and not to the merits of your account or an investment in any of the Acorn funds. Further information concerning IRAs can be obtained from any district office of the IRS.

January 1, 1998

 . Custodial Agreement for a Traditional or SEP-IRA


Form 5305-A
(Revised January 1998)
Department of the Treasury
Internal Revenue Service

Acorn Investment Trust
Custodial Agreement for a Traditional or SEP-IRA
(Under Section 408(a) of the Internal Revenue Code)
(January 1, 1998)

Article I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a) A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the

 .Custodial Agreement for a Traditional or SEP-IRA, continued


          beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have reached age 70 1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

Article VIII

1. Form of Contributions. All contributions and transfers shall be made only in cash.

2.   Investment of Contributions.

     (a) As directed by the Depositor in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Depositor elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under this Agreement.

     (b) A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. After the Custodian receives an Exchange Plan authorization deemed by the Custodian to be in proper form, the Custodian, upon receipt of telephonic instructions from any person representing himself to be the Depositor, may redeem any Fund Shares held by the Custodian on behalf of the Depositor and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Depositor represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Depositor authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including but not limited to the number of shares held. The Depositor agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Depositor agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.

     (c) All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

3.   Beneficiaries; Distributions to Minors.

     (a) A Depositor shall have the right by written notice to the Custodian to designate one or more beneficiaries to receive any amount to which the Depositor may be entitled in the event of his death before the complete distribution of his interest, and to change any such beneficiary. Such designation or change shall be on the Beneficiary Form provided by the Trust, and shall be effective only when filed with the Custodian before the death of the Depositor. Such designation may include contingent or successive beneficiaries. If no such designation is in effect on a Depositor's death, or if no designated beneficiary is living on the date any payment becomes due after the Depositor's death, such payment shall be made to the executor or administrator of the Depositor's estate. However, if after the Depositor's death, his surviving spouse is receiving payments over a specified period, the surviving spouse may designate a beneficiary to receive the balance of the Custodial Account, if any, on his or her death in accordance with the foregoing rules.

     (b) If any person to whom all or a portion of the Depositor's interest is payable is a minor, payment of the minor's interest shall be made on behalf of the minor to the person designated by the Depositor in the Beneficiary Form to receive the minor's interest as Custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute. If any person to whom all or a portion of the Depositor's interest is payable is a minor and if either the Depositor has not so designated a person to receive the minor's interest as such Custodian, or the person so designated is unable to act (because of incapacity, failing or declining to act, death or otherwise), the Custodian shall:

          (i)  Distribute the interest to the legal guardian of such minor; or

          (ii) If no guardian has been appointed, designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute, as custodian for such minor under the Massachusetts Uniform Transfers to Minors Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute including, if such statute so requires, a total distribution prior to age 21. The distribution of the Depositor's interest to the guardian or the person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall be a full discharge of the Custodian to the extent of the distribution so made.

     (c) The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Custodial Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

4. Inalienability of Benefits. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

5. Distributions to Surviving Spouse. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or

 .Custodial Agreement for a Traditional or SEP-IRA, continued


such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

6. Minimum Distributions; Election not to Recalculate Life Expectancies. The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 6 are to paragraphs of Article IV unless otherwise provided.

     (a) If the Depositor fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age 70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1) under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

     (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph. Whenever distributions after the death of the Depositor are to be made to the Depositor's surviving spouse and to one or more beneficiaries other than the surviving spouse, and any provision of Article IV, this paragraph 6, or the minimum distribution requirements provides different treatment for the portion of the Custodial Account to be distributed to the surviving spouse, then such portion, and the income earned thereon, shall be separated and treated as a separate Custodial Account with respect to such surviving spouse.

     (c) Notwithstanding the references to "equal or substantially equal" payments, if the Depositor or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Depositor attains age 70 1/2, but no subsequent year, may be withdrawn by April 1 of the following year.

     (d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Depositor may elect for purposes of paragraph 3(d) or 3(e), and the Depositor's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 6(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

     (e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 6 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 6.

     (f) For all purposes of Article IV and this paragraph 6, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information.

     (g) Notwithstanding anything herein to the contrary, all distributions shall be made by the Custodian in such manner and in such amounts as may be specified in written instructions received from time to time by the Depositor or the beneficiary, as the case may be and all such instructions shall be deemed to constitute a certification by the Depositor or beneficiary that the distribution so directed is one that the Depositor or beneficiary is permitted to receive. In addition, the Custodian shall have no liability with respect to any distribution from the Account in accordance with the directions of the Depositor or beneficiary or the failure to make a distribution in the absence of such instructions or any consequences thereof including, but not limited to, excise and other taxes and penalties which might accrue or be assessed, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto. If any assets held on the Depositor's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408(a) established for the Depositor, it shall be the Depositor's responsibility to ensure that any requested minimum distribution required by Article IV is made prior to giving the Custodian such transfer instructions.

     (h) Any annuity contract purchased for the Depositor pursuant to this Agreement shall be immediately distributed to the Depositor, and the custodial relationship shall terminate upon such distribution.

7.   Administration.

     (a) Except as otherwise provided in this Agreement, the Custodian shall, as directed in writing, on behalf of the Depositor:

          (i) Receive contributions pursuant to the provisions of the Agreement;

          (ii)  Hold, invest and reinvest the contributions in Fund Shares;

          (iii) Register any property in the Custodial Account in the name of the Custodian or its nominee; and

          (iv) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of this Agreement.

     (b) In addition to the provisions of Article V, the Custodian shall deliver or cause to be executed and delivered to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Depositor.

     (c) The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the Custodian shall file with the Depositor a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation.

     (d) Unless the Depositor sends the Custodian written objection to a report within 60 days after its receipt, the Depositor shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Depositor unless otherwise required by law.

     (e) The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

     (f) The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

     (g)  The Custodian shall be under no duty to question any

 .Custodial Agreement for a Traditional or SEP-IRA, continued


     direction of the Depositor with respect to the investment of contributions, or to make suggestions to the Depositor with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

     (h) The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

     (i) The Custodian may resign as Custodian of any Depositor's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Depositor who will be affected by such resignation. If the Trust or the Depositor does not appoint a successor Custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

     (j) The Depositor shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

     (k) The Custodian shall be entitled to receive and may charge against the Depositor's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

     (l) This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

     (m) The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

     (n) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P.O. Box
     8502, Boston, MA 02266-8502, by the Trust at 227 W. Monroe St., Suite 3000, Chicago, IL, 60606, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

     (o) Subject to the last paragraph of this subparagraph (o), the Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor first receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on the date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor will receive a payment equal to the initial contribution, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes. The Depositor may certify in the Application that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before signing the Application to establish the Custodial Account, and the Custodian may rely on such certification.

     (p) The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Trust. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Trust. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Trust, and the Trust and its agents will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor. The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Trust to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

8.   The Trust

     (a)  The Depositor delegates to the Trust the power with respect to this
     Agreement: (i) to remove the Custodian and select a successor Custodian; and (ii) to amend this Agreement as provided in paragraph 9.

     (b) The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Depositors establishing IRA accounts.

     (c) Neither the Trust nor any officer, director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Depositor or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

     (d) If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Depositor and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.

9.   Amendment and Termination.

     (a) The Depositor delegates to the Trust the power to amend this Agreement (including retroactive amendment). A copy of any such amendment shall be furnished to the Custodian, and no such amendment shall have the effect of increasing the duties or obligations of the Custodian until it has been approved by the Custodian. A copy of any such amendment shall also be furnished to the Depositor, but no delay in furnishing such copy shall affect the effectiveness of such amendment.

     (b) The Depositor may amend his/her Application (including retroactive amendment) by submitting to the Custodian (i) a copy of such amended Application, and (ii) evidence satisfactory to the Custodian that the Agreement as amended by such amended Application will continue to qualify as an Individual Retirement Account under the provisions of section 408(a) of the Code.

     (c) No amendment shall be effective if it would cause or permit (i) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Depositor and his beneficiaries; (ii) the Depositor to be deprived of any portion of his interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Custodian without its written consent.

     (d) The Depositor reserves the right to terminate his adoption of this Agreement by instrument in writing signed by him and filed with the Custodian.

     (e) In the event that the assets of any investment company (including any series of the Trust) in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Trust may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Fund Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

10.  Definitions.

Whenever used in this Agreement, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

     (a) Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.

     (b) Agreement. This Custodial Agreement for a Regular or SEP-IRA Account, including the Application, as amended from time to time.

     (c) Application. The IRA Application Form, constituting an agreement between the Depositor and the Custodian, by which the Depositor adopts this Agreement

     (d) Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

 .Custodial Agreement for a Traditional or SEP-IRA, continued


     (e) Custodial Account. The account established for the Depositor pursuant to this Agreement.

     (f)  Custodian. The bank named in the Application.

     (g) Depositor. The individual who adopts this Agreement as provided therein.

     (h) Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under this Agreement (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Depositor who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or (iii) with respect to any Depositor not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.

     (i)  Trust. Acorn Investment Trust, a regulated investment company.

11. Conflict in Provisions. To the extent that any of the provisions of Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

12. Loss of Exemption. If the Custodian receives notice that the Custodial Account has lost its tax-exempt status under section 408(a) of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

 .Custodial Agreement for a Roth-IRA


Form 5305-RA
(January 1998)
Department of the Treasury
Internal Revenue Service

Acorn Investment Trust
Custodial Agreement for a Roth IRA
(Under Section 408A of the Internal Revenue Code)
(January 1, 1998)

Article I

1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article II

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In the case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article III

The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article IV

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article V

1. If the Depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

     If distributions do not begin by the death described in (b), distribution method (a) will apply.

2. In the case of a distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article VI

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

 .Custodial Agreement for a Roth-IRA, continued


Article VIII

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Article IX

1. Form of Contributions. Except as provided in Paragraph 2 of Article I, all contributions and transfers shall be made only in cash.

2.   Investment of Contributions.

     (a) As directed by the Depositor in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Depositor elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under this Agreement.

     (b) A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. After the Custodian receives an Exchange Plan authorization deemed by the Custodian to be in proper form, the Custodian, upon receipt of telephonic instructions from any person representing himself to be the Depositor, may redeem any Fund Shares held by the Custodian on behalf of the Depositor and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Depositor represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Depositor authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including but not limited to the number of shares held. The Depositor agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Depositor agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.

     (c) All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

3.   Beneficiaries; Distributions to Minors.

     (a) A Depositor shall have the right by written notice to the Custodian to designate one or more beneficiaries to receive any amount to which the Depositor may be entitled in the event of his death before the complete distribution of his interest, and to change any such beneficiary. Such designation or change shall be on the Beneficiary Form provided by the Trust, and shall be effective only when filed with the Custodian before the death of the Depositor. Such designation may include contingent or successive beneficiaries. If no such designation is in effect on a Depositor's death, or if no designated beneficiary is living on the date any payment becomes due after the Depositor's death, such payment shall be made to the executor or administrator of the Depositor's estate. However, if after the Depositor's death, his surviving spouse is receiving payments over a specified period, the surviving spouse may designate a beneficiary to receive the balance of the Custodial Account, if any, on his or her death in accordance with the foregoing rules.

     (b) If any person to whom all or a portion of the Depositor's interest is payable is a minor, payment of the minor's interest shall be made on behalf of the minor to the person designated by the Depositor in the Beneficiary Form to receive the minor's interest as Custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute. If any person to whom all or a portion of the Depositor's interest is payable is a minor and if either the Depositor has not so designated a person to receive the minor's interest as such Custodian, or the person so designated is unable to act (because of incapacity, failing or declining to act, death or otherwise), the Custodian shall:

          (i)   Distribute the interest to the legal guardian of such minor; or

          (ii) If no guardian has been appointed, designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute, as custodian for such minor under the Massachusetts Uniform Transfers to Minors Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute including, if such statute so requires, a total distribution prior to age 21. The distribution of the Depositor's interest to the guardian or the person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall be a full discharge of the Custodian to the extent of the distribution so made.

     (c) The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Custodial Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

4. Inalienability of Benefits. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

5. Distributions to Surviving Spouse. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

6. Minimum Distributions; Election not to Recalculate Life Expectancies. The following provisions supplement the provisions of Article V with respect to minimum required distributions to a beneficiary following the death of the Depositor, and shall control over the provisions of Article V in the event of any inconsistency. All paragraph references in this paragraph 6 are to paragraphs of Article V unless otherwise provided.

     (a) A beneficiary shall be deemed to have elected the method described in paragraph 1(b) if either he withdraws the minimum amount required for the first year under the method described in paragraph 1(b) and does not specifically elect the method described in paragraph 1(a) by the end of such year, or if the date specified in paragraph 1(a) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 1(a).

     (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article V and this paragraph.

     (c) Notwithstanding the references to "equal or substantially equal" payments, if a beneficiary is receiving distributions under paragraph 1(b), he may withdraw amounts that exceed the minimum amount required by paragraph 2 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year.

     (d) Notwithstanding paragraph (3), a surviving spouse of a deceased Depositor may elect not to be treated as the Depositor, but instead to be subject to paragraph (1), in which event the required starting date for the method provided in paragraph 1(b) shall be the later of the date specified therein or December 31 of the year in which the Depositor would have attained the age of 70 1/2. In addition, a surviving spouse may, in lieu of the method specified in paragraph 2, elect to have his or her life expectancy determined each year on the basis of his or her age attained in such year. All elections described in this paragraph 6(d) shall be made in writing referring explicitly to this paragraph 6(d) and in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made,

 .Custodial Agreement for a Roth-IRA, continued


     shall be irrevocable after the date upon which distributions are required to commence under paragraph 1.

     (e) All references to the Proposed Regulations section 1.401(a)(9)-1 contained in Article V and this paragraph 6 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article V and this paragraph 6.

     (f) For all purposes of Article IV and this paragraph 6, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information.

     (g) Notwithstanding anything herein to the contrary, all distributions shall be made by the Custodian in such manner and in such amounts as may be specified in written instructions received from time to time by the Depositor or the beneficiary, as the case may be and all such instructions shall be deemed to constitute a certification by the Depositor or beneficiary that the distribution so directed is one that the Depositor or beneficiary is permitted to receive. In addition, the Custodian shall have no liability with respect to any distribution from the Account in accordance with the directions of the Depositor or beneficiary or the failure to make a distribution in the absence of such instructions or any consequences thereof including, but not limited to, excise and other taxes and penalties which might accrue or be assessed, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

     (h) Any annuity contract purchased for the Depositor pursuant to this Agreement shall be immediately distributed to the Depositor, and the custodial relationship shall terminate upon such distribution.

7.   Administration.

     (a) Except as otherwise provided in this Agreement, the Custodian shall, as directed in writing, on behalf of the Depositor:

          (i) Receive contributions pursuant to the provisions of the Agreement;
          (ii)  Hold, invest and reinvest the contributions in Fund Shares;
          (iii) Register any property in the Custodial Account in the name of the Custodian or its nominee; and
          (iv) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of this Agreement.

     (b) In addition to the provisions of Article VI, the Custodian shall deliver or cause to be executed and delivered to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Depositor.

     (c) The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the Custodian shall file with the Depositor a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation.

     (d) Unless the Depositor sends the Custodian written objection to a report within 60 days after its receipt, the Depositor shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Depositor unless otherwise required by law.

     (e) The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

     (f) The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

     (g) The Custodian shall be under no duty to question any direction of the Depositor with respect to the investment of contributions, or to make suggestions to the Depositor with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

     (h) The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

     (i) The Custodian may resign as Custodian of any Depositor's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Depositor who will be affected by such resignation. If the Trust or the Depositor does not appoint a successor Custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

     (j) The Depositor shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

     (k) The Custodian shall be entitled to receive and may charge against the Depositor's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

     (l) This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

     (m) The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

     (n) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P. O. Box 8502, Boston, MA 02266-8502, by the Trust at 227 W. Monroe St., #3000, Chicago, IL, 60606, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

     (o) Subject to the last paragraph of this subparagraph (o), the Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor first receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on the date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor will receive a payment equal to the initial contribution, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes. The Depositor may certify in the Application that the Depositor received the Disclosure Statement related to the Custodial

     Account at least seven days before signing the Application to establish the Custodial Account, and the Custodian may rely on such certification.

     (p) The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Trust. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Trust. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Trust, and the Trust and its agents will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor. The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Trust to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

8.  The Trust

     (a) The Depositor delegates to the Trust the power with respect to this
     Agreement: (i) to remove the Custodian and select a successor Custodian; and (ii) to amend this Agreement as provided in paragraph 9.

     (b) The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Depositors establishing IRA accounts.

     (c) Neither the Trust nor any officer, director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Depositor or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

     (d) If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Depositor and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.


9.  Amendment and Termination.

     (a) The Depositor delegates to the Trust the power to amend this Agreement (including retroactive amendment). A copy of any such amendment shall be furnished to the Custodian, and no such amendment shall have the effect of increasing the duties or obligations of the Custodian until it has been approved by the Custodian. A copy of any such amendment shall also be furnished to the Depositor, but no delay in furnishing such copy shall affect the effectiveness of such amendment.

     (b) The Depositor may amend his/her Application (including retroactive amendment) by submitting to the Custodian (i) a copy of such amended Application, and (ii) evidence satisfactory to the Custodian that the Agreement as amended by such amended Application will continue to qualify as a Roth Individual Retirement Account under the provisions of section 408A of the Code.

     (c) No amendment shall be effective if it would cause or permit (i) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Depositor and his beneficiaries; (ii) the Depositor to be deprived of any portion of his interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Custodian without its written consent.

     (d) The Depositor reserves the right to terminate his adoption of this Agreement by instrument in writing signed by him and filed with the Custodian.

     (e) In the event that the assets of any investment company (including any series of the Trust) in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Trust may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Fund Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

10.  Definitions.

Whenever used in this Agreement, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

     (a) Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.

     (b) Agreement. This Custodial Agreement for a Roth IRA Account, including the Application, as amended from time to time.

     (c) Application. The IRA Application Form, constituting an agreement between the Depositor and the Custodian, by which the Depositor adopts this Agreement

     (d) Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

     (e) Custodial Account. The account established for the Depositor pursuant to this Agreement.

     (f) Custodian. The bank named in the Application.

     (g) Depositor. The individual who adopts this Agreement as provided therein.

     (h) Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under this Agreement (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Depositor who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or (iii) with respect to any Depositor not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.

     (i) Trust. Acorn Investment Trust, a regulated investment company.

11. Conflict in Provisions. To the extent that any of the provisions of Article IX shall conflict with the provisions of Articles V, VI, or VIII, the provisions of Article IX shall prevail.

12. Loss of Exemption. If the Custodian receives notice that the Custodial Account has lost its tax-exempt status under section 408A of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

 . Custodial Agreement for an Education IRA


Form 5305-EA
(January 1998)
Department of the Treasury
Internal Revenue Service


Acorn Investment Trust
Custodial Agreement for an Education IRA Account
(Under Section 530 of the Internal Revenue Code)
(January 1, 1998)

Article I

The Custodian may accept additional cash contributions. These contributions may be from the Depositor, or from any other individual, for the benefit of the Designated Beneficiary, provided the Designated Beneficiary has not attained the age of 18 as of the date such contributions are made. Total contributions that are not rollover contributions described in section 530(d)(5) are limited to a maximum amount of $500 for the taxable year.

Article II

The maximum aggregate contribution that an individual may make to the custodial account in any year may not exceed the $500 in total contributions that the custodial account can receive. In addition, the maximum aggregate contribution that an individual may make to the custodial account in any year is phased out for unmarried individuals who have modified adjusted gross income (AGI) between $95,000 and $110,000 for the year of the contribution and for married individuals who file joint returns with modified AGI between $150,000 and $160,000 for the year of the contribution. Unmarried individuals with modified AGI above $110,000 for the year and married individuals who file joint returns and have modified AGI above $160,000 for the year may not make a contribution for that year. Modified AGI is defined in section 530(c)(2).

Article III

No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common investment fund (within the meaning of section 530(b)(1)(D)).

Article IV

1. Any balance to the credit of the Designated Beneficiary on the date on which such Designated Beneficiary attains age 30 shall be distributed to the Designated Beneficiary within 30 days of such date.

2. Any balance to the credit of the Designated Beneficiary shall be distributed to the estate of the Designated Beneficiary within 30 days of the date of such Designated Beneficiary's death.

Article V

The Depositor shall have the power to direct the Custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the Custodian. The Responsible Individual, however, shall have the power to redirect the Custodian regarding the investment of such amounts, as well as the power to direct the Custodian regarding the investment of all additional contributions (including earnings thereon) to the custodial account. In the event that the Responsible Individual does not direct the Custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the Depositor also will govern all additional contributions made to the custodial account until such time as the Responsible Individual otherwise directs the Custodian. Unless otherwise provided in this agreement, the Responsible Individual also shall have the power to direct the Custodian regarding the administration, management, and distribution of the accounts.

Article VI

The "Responsible Individual" named by the Depositor shall be a parent or guardian of the Designated Beneficiary. The custodial account shall have only one Responsible Individual at any time. If the Responsible Individual becomes incapacitated or dies while the Designated Beneficiary is a minor under state law, the successor Responsible Individual shall be the person named to succeed in that capacity by the preceding Responsible Individual in a witnessed writing or, if no successor is so named, the successor Responsible Individual shall be the Designated Beneficiary's other parent or successor guardian. At the time that the Designated Beneficiary attains the age of majority under state law, the Designated Beneficiary becomes the Responsible Individual.

Article VII

The Responsible Individual may change the beneficiary designated under this agreement to another member of the Designated Beneficiary's family described in section 529(e)(2) in accordance with the Custodian's procedures.

Article VIII

1. The Depositor agrees to provide the Custodian with the information necessary for the Custodian to prepare any reports required under section 530(h).

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Responsible Individual as prescribed by the Internal Revenue Service.

Article IX

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV will be controlling. Any additional articles that are not consistent with section 530 and related regulations will be invalid.

Article X

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the Depositor and the Custodian whose signatures appear below.

Article XI

1. Form of Contributions. All contributions and transfers shall be made only in cash.

2.  Investment of Contributions.

    (a) As directed by the Designated Beneficiary in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Designated Beneficiary elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under this Agreement.
    (b) A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. After the Custodian receives an Exchange Plan authorization deemed by the Custodian to be in proper form, the Custodian, upon receipt of telephonic instructions from any person representing himself to be the Designated Beneficiary, may redeem any Fund Shares held by the Custodian on behalf of the Designated Beneficiary and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Designated Beneficiary represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Designated Beneficiary authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including but not limited to the number of shares held. The Designated Beneficiary agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Designated Beneficiary agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.
    (c) All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

3.  Responsible Individual.

    (a) The Application shall name a Responsible Individual for the Designated Beneficiary, who shall be either the parent, guardian, or (not withstanding the first sentence of Article VI) an adult member of the Designated Beneficiary's family (including the Depositor) as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute. Such Responsible Individual shall be the custodian for Designated Beneficiary under the Massachusetts Uniform Transfers to Minors Act or similar statute. The Responsible Individual shall execute the Application and, while the Designated Beneficiary is a minor, shall have all powers and authority of the Designated Beneficiary hereunder, including specifically all powers with respect to investments and distributions. The Custodian, the Trust, and all persons acting under their authority or on their behalf, shall be fully protected in rely-

>Custodial Agreement for an Education IRA, continued

     ing upon any instruction given by the Responsible Individual.

     (b) Nothing contained herein shall obligate the Custodian or the Trust to determine whether any Responsible Individual has the legal right or capacity to act as custodian for the Designated Beneficiary, and the Designated Beneficiary and such Responsible Individual shall jointly and severally indemnify and hold the Custodian, the Trust and their respective agents harmless for any loss occasioned by any such person's reliance that the Responsible Individual is qualified to act as custodian of the Designated Beneficiary.

     (c) Upon attainment of the age of majority under the laws of the Designated Beneficiary's state of residence at such time, the Designated Beneficiary may advise the Custodian in writing that he or she is assuming sole responsibility to exercise all rights, powers, obligations, responsibilities, authorities or requirements associated with the Custodial Account. Upon such notice to the Custodian, the Designated Beneficiary shall have and shall be responsible for all of the foregoing, the Custodian will deal solely with the Designated Beneficiary as the person controlling the administration of the Account, and the Responsible Individual shall thereafter have or exercise none of the foregoing. Notwithstanding the last sentence of Article VI, absent such written notice by Designated Beneficiary, Custodian shall be under no obligation to acknowledge Designated Beneficiary's right to exercise such powers and authority.

4. Inalienability of Benefits. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

5. Distributions Upon Designated Beneficiary's Attaining Age 30. Any balance remaining in the Custodial Account when the Designated Beneficiary attains age 30 is, pursuant to Code Section 530, to be distributed to the Designated Beneficiary. The Responsible Individual has the responsibility to notify the Custodian to make such distribution and the Designated Beneficiary will be responsible for any tax consequences of not so directing the Custodian. However, the Custodian may, based upon its records, make a distribution to the Designated Beneficiary upon the Designated Beneficiary's attaining age 30 to the extent required by law, and/or the Custodian will report the balance in the Account at such time as a ''deemed distribution'' to the extent required by law, and the Custodian will have no responsibility for so doing.

6. Change in Designated Beneficiary. The Responsible Individual may, in writing on such form as may be acceptable to the Custodian designate any Family Member of the Designated Beneficiary who is under the age of 30 as the successor Designated Beneficiary and Designated Beneficiary with respect to the Custodial Account hereunder, and thereafter such individual will be the Designated Beneficiary for all purposes hereof. The Designated Beneficiary may also direct a transfer of the Custodial Account to an Education IRA established for a Family Member. Neither the Custodian nor the Trustee shall be responsible for determining whether a person is a Family Member eligible to be a successor Designated Beneficiary.

7.   Administration.

     (a) Except as otherwise provided in this Agreement, the Custodian shall, as directed in writing, on behalf of the Designated Beneficiary:

          (i) Receive contributions pursuant to the provisions of the Agreement;

          (ii) Hold, invest and reinvest the contributions in Fund Shares;

          (iii) Register any property in the Custodial Account in the name of the Custodian or its nominee; and

          (iv) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of this Agreement.

     (b) In addition to the provisions of Article VIII, the Custodian shall deliver or cause to be executed and delivered to the Designated Beneficiary all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Designated Beneficiary.

     (c) The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the

     Custodian shall file with the Designated Beneficiary a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation. (d) Unless the Designated Beneficiary sends the Custodian written objection to a report within 60 days after its receipt, the Designated Beneficiary shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Designated Beneficiary unless otherwise required by law.

     (e) The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

     (f) The Responsible Individual and Designated Beneficiary agree, jointly and severally, to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

     (g) The Custodian shall be under no duty to question any direction of the Designated Beneficiary with respect to the investment of contributions, or to make suggestions to the Designated Beneficiary with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

     (h) The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

     (i) The Custodian may resign as Custodian of any Designated Beneficiary's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Designated Beneficiary who will be affected by such resignation. If the Trust or the Designated Beneficiary does not appoint a successor Custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

     (j) The Designated Beneficiary shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

     (k) The Custodian shall be entitled to receive and may charge against the Designated Beneficiary's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Designated Beneficiary in writing of any change in its fee schedule.

     (l) This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

     (m) The Custodian and Designated Beneficiary hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Designated Beneficiary further agrees that the venue of any litigation between him and the Custodian with respect to the

 . Custodial Agreement for an Education IRA, continued

     Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

     (n) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P. O. Box 8502, Boston, MA 02266-8502, by the Trust at 227 W. Monroe St., #3000, Chicago, IL, 60606, or the Designated Beneficiary at his most recent address shown in the Custodian's records. The Designated Beneficiary agrees to advise the Custodian promptly, in writing, of any change of address.

     (o) Subject to the last paragraph of this subparagraph (o), the Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor first receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor will receive a payment equal to the initial contribution, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes. The Depositor may certify in the Application that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before signing the Application to establish the Custodial Account, and the Custodian may rely on such certification.

     (p) The Designated Beneficiary may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Trust. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Trust. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Trust, and the Trust and its agents will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Designated Beneficiary. The Designated Beneficiary's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Trust to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Designated Beneficiary or the Custodian.

8.   The Trust

     (a) The Designated Beneficiary delegates to the Trust the power with respect to this Agreement: (i) to remove the Custodian and select a successor Custodian; and (ii) to amend this Agreement as provided in paragraph 9.

     (b) The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Designated Beneficiaries establishing IRA accounts.

     (c) Neither the Trust nor any officer director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Designated Beneficiary or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

     (d) If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Designated Beneficiary and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.

9.   Amendment and Termination.

     (a) The Designated Beneficiary delegates to the Trust the power to amend this Agreement (including retroactive amendment). A copy of any such amendment shall be furnished to the Custodian, and no such amendment shall have the effect of increasing the duties or obligations of the Custodian until it has been approved by the Custodian. A copy of any such amendment shall also be furnished to the Designated Beneficiary, but no delay in furnishing such copy shall affect the effectiveness of such amendment.

     (b) The Designated Beneficiary may amend his/her Application (including retroactive amendment) by submitting to the Custodian (i) a copy of such amended Application, and (ii) evidence satisfactory to the Custodian that the Agreement as amended by such amended Application will continue to qualify as an Education Individual Retirement Account under the provi-sions of section 530 of the Code.
     (c) No amendment shall be effective if it would cause or permit (i) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Designated Beneficiary and his beneficiaries;
     (ii) the Designated Beneficiary to be deprived of any portion of his interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Custodian without its written consent.
     (d) The Responsible Individual reserves the right to terminate his adoption of this Agreement by instrument in writing signed by him and filed with the Custodian.
     (e) In the event that the assets of any investment company (including any series of the Trust) in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Trust may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Fund Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Responsible Individual shall not be required for any such amendment or action, but the Responsible Individual shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

10.  Definitions.
Whenever used in this Agreement, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

     (a) Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.
     (b) Agreement. This Custodial Agreement for an Education IRA Account, including the Application, as amended from time to time.
     (c) Application. The IRA Application Form, constituting an agreement between the Designated Beneficiary and the Custodian, by which the Designated Beneficiary adopts this Agreement
     (d) Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.
     (e) Custodial Account. The account established for the Designated Beneficiary pursuant to this Agreement.
     (f)  Custodian. The bank named in the Application.
     (g) Depositor. The person who establishes the Custodial Account, and designates the Responsible Individual.
     (h) Designated Beneficiary. The individual under the age of 18 for whose benefit the Custodial Account is established.
     (i) Family Member. A person who is (i) a son or daughter of the Designated Beneficiary or a descendant of either, (ii) a stepson or stepdaughter of the Designated Beneficiary, (iii) a brother, sister, stepbrother or stepsister of the Designated Beneficiary, (iv) an aunt, uncle, niece or nephew of the Designated Beneficiary, (v) the spouse of any of the foregoing, or (vi) any other person who is a "member of the family" of the Designated Beneficiary within the meaning of section 529(e)(3) of the Code.
     (j) Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under this Agreement (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Designated Beneficiary who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or (iii) with respect to any Designated Beneficiary not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.
     (k) Responsible Individual. A parent or legal guardian of the Designated Beneficiary, or an adult member of the family of the Designated Beneficiary, who is so designated on the Application and exercises the rights of the Designated Beneficiary while he or she is a minor in accordance with paragraph 3. In the event of the death or incapacity of the Responsible Individual while the Designated Beneficiary is a minor, the Depositor may appoint a new Responsible

 .Custodial Agreement for an Education IRA, continued


     Individual, and if the Depositor fails to do so the Custodian may appoint a new Responsible Individual in accordance with the Massachusetts Uniform Transfers to Minors Act or other applicable statute.
     (l)  Trust. Acorn Investment Trust, a regulated investment company.

11. Conflict in Provisions. To the extent that any of the provisions of Article XI shall conflict with the provisions of Articles V, VII, VIII or IX, the provisions of Article XI shall prevail.

12. Loss of Exemption. If the Custodian receives notice that the Custodial Account has lost its tax-exempt status under section 530 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Designated Beneficiary the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

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Acorn
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               Family of Funds

WAM Brokerage Services, L.L.C.
P.O. Box 8502
Boston, MA 02266-8502